AGREEMENT OF SALE

BY AND BETWEEN

COLUMBIA PROPERTIES VICKSBURG, LLC

“SELLER”

AND

NEVADA GOLD VICKSBURG, LLC

“BUYER”

AGREEMENT OF SALE

This Agreement of Sale is made and entered into as of November 13, 2007, by and between Seller and Buyer.

ARTICLE I.
DEFINITIONS

1.01. For the purposes of this Agreement, the parties agree that the following terms shall have the following meanings:

(a) Act: As defined in Section 6.01.

(b) Affiliate: With respect to any Person, (a) any officer, director, manager, or holder of more than ten percent (10%) of the outstanding shares or equity interest of such Person, (b) such Person’s spouse and the parents, grandparents, brothers and sisters, children, and grandchildren of such Person or of such Person’s spouse, or (c) any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person, directly or indirectly, possesses the power to direct or cause the direction of the management and policies of the controlled Person, whether through ownership of voting securities, by contract, or otherwise.

(c) Adjustment: As defined in Section 14.02.

(d) Agreement: This Agreement by and between Buyer and Seller providing for, among other things, the sale of the Property.

(f) Building Codes: As defined in Section 8.05.

(h)  Business Day: Any day which is not a Saturday, Sunday or a legal holiday in the state of Nevada.

(i) Buyer: Nevada Gold Vicksburg, LLC, a Nevada corporation

(j) Buyer’s Principals: The persons shown on Exhibit “N”, who shall not change between the date of this Agreement and the date of Closing.

(k) Buyer’s Recoverable Losses: As defined in Section 9.03.

(l) Casualty Credit: As defined in Section 14.02.

(m) Claim(s): As defined in Section 9.08.

(n) Claim Notice: As defined in Section 9.08.

(o) Change of Control of Buyer: A change of more than 51% of the ownership of Buyer from Buyer’s Principals to others or a change of voting control of Buyer from Buyer’s Principals to others.

(p) Closing Date: The date on which the transactions described in this Agreement are consummated, which shall be on or before the third Business Day after the Buyer obtains a gaming license for the Hotel/Casino from the Gaming Authority and upon which the staff of the Gaming Authority is available to supervise the Closing.

(q) Closing Statement: As defined in Section 5.01.

(r) Corps of Engineers Permit(s): The permit(s) issued by the U.S. Army Corps of Engineers for the docking facilities at the Hotel/Casino attached hereto as Exhibit “M.”

(s) Deposit: As defined in Section 3.02.

(t) Environmental Laws: Means any and all applicable Laws which (1) regulate or relate to the protection or clean up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of Persons or property, including without limitation protection of the health and safety of employees; or (2) impose liability or responsibility with respect to any of the foregoing, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C Section 9601 et seq.), or any other law of similar effect.

(u) Escrow Agent: Chicago Title Insurance Company acting pursuant to the Escrow Agreement attached as Exhibit “O” and of even date and execution herewith among it, Buyer and Seller.

(v)	FCC License(s): The license(s) to operate a base station and two-way security radios at the Hotel/Casino, attached hereto as Exhibit “L.”

(w)	FICA: As defined in Section 6.02.

(x)	Fixtures: All fixtures owned by Seller and placed on, attached to, or located at and used in connection with the operation of the Hotel/Casino.

(y)	FUTA: As defined in Section 6.02.

(z)	GAAP: As defined in Section 7.02.

(aa)	Gaming Authority: The Mississippi Gaming Commission and any successor government authority that may be charged with its responsibilities.

(bb)	General Liability Period: As defined in Section 9.01.

(cc)	Hotel/Casino: The hotel, Vessel and accessory buildings and facilities commonly known as the Horizon Casino and Hotel, having as its street address 1310 Mulberry Street, Vicksburg, MS 39180.

(dd)	House Funds: Cash on hand for Hotel/Casino manager’s petty cash fund and cashiers’ banks.

(ee)	Inventoried Property: As defined in Section 11.01.

(ff)	Knowledge: As defined in Section 7.20.

(gg)
Land: Those certain parcels of land located in the City of Vicksburg, County of Warren, State of Mississippi, as more particularly described in Exhibit “A” to this Agreement, and all right, title and interest in and to all rights, privileges and easements appurtenant thereto.

(hh)	Leases: Leases, occupancy and concession agreements which are currently held by Seller and utilized in the operations of the Hotel/Casino and listed as Exhibit “I.”

(ii)	License: As defined in Section 4.02(a).

(jj)	License Coordinator: As defined in Section 4.02(b).

(kk)	License Period: As defined in Section 4.02(a).

(ll)	Licensed Consumables: As defined in Section 1.01(uu)(vi).

(mm)	Licensed Marks: Certain System Marks listed on Exhibit “P-1” which will be subject to the License set forth in Section 4.02.

(nn)	Master Agreement: The Amended and Restated Master Purchase and Sale Agreement between the City of Vicksburg, Mississippi and Seller dated October 24, 2003.

(oo)	Master Agreement Release: A release of Seller and its affiliates from liability under the Master Agreement in the form attached as Exhibit “LL”.

(pp)
Operating Agreements: All service contracts, equipment leases, software license agreements, sign leases, Leases and other contracts, arrangements, understandings and agreements affecting the Hotel/Casino.

(qq)	Master Agreement Estoppel: The estoppel and consent by the City of Vicksburg, Mississippi of the matters provided in 11.02 (f) herein.

(rr)
Operations Settlement: A final accounting as of the Transfer Time prepared by Seller’s accountants in the period between eight o’clock p.m. on the Closing Date and twelve o’clock noon on the day immediately following the Closing Date, the results of which shall be incorporated into a written operations settlement statement which shall be executed by Buyer and Seller and the amount due to Seller thereunder shall be paid for by Buyer on or before noon on the day after the Closing Date. Each party shall bear their own costs of participation in preparation of the Operations Settlement.

(ss)
 Other Revenues: All revenues earned from the operation of the Hotel/Casino other than Room Revenues, including, without limitation, gaming revenues, revenues from the sale of food, the sale of alcoholic and nonalcoholic beverages, rental of meeting and banquet rooms, rentals of portions of the Hotel/Casino for operation by third parties, telephone sales, pay television sales, valet and parking services, and other similar revenues, together with any sales tax or other taxes thereon, but excluding the revenues of all portions of the Hotel/Casino which are leased to others.

(tt)	Passenger/Delivery Vehicles: Those certain passenger or delivery vehicles identified in Exhibit “E.”

(uu)	Past Practice: Means the manner in which the business of the Hotel/Casino was conducted prior to the date of this Agreement.

(vv)	Permits: All state, municipal or other licenses or permits currently utilized and necessary for the operation of the Hotel/Casino as identified on Exhibit G.

(ww)
Personal Property: All office, hotel, casino, showroom, restaurant, bar, convention, meeting and other furniture, fixtures, furnishings, appliances, equipment, slot machines, gaming tables and gaming paraphernalia (including parts or inventories thereof), Passenger/Delivery Vehicles, point of sale equipment, two-way security radios and base station, maintenance equipment, tools, signs and signage, office supplies, cleaning supplies in unopened cases or bulk containers or packages; linens (sheets, towels, blankets, napkins), uniforms, silverware, glassware, chinaware, pots, pans and utensils, food, beverage, and alcoholic beverage inventories, customer records, vendor records, records relating to regulatory compliance of the Hotel/Casino, and all other personal property currently utilized in the operation of the Hotel/Casino owned by Seller, and all books, records, files, correspondence and agreements relating to the foregoing, but excluding:

(i)
any personal property covered by equipment leases, licenses or other agreement which Seller is unable to assign or transfer to Buyer after utilizing its best efforts to do so and which are identified on Exhibit “V”.

(ii)
any and all signs, menus, stationery, gift shop inventory or other items indicating that the Property is owned and/or operated by or on behalf of Seller or identifying the Property as Horizon Casino and Hotel; or bearing the System Mark, “Horizon” or any other System Mark of Seller’s affiliates except for forms and consumable items specifically designated in Exhibit “P-2” with an asterisk (*) (“Licensed Consumables”) which shall be included in the sale of the Property on the condition that they may be used only during the License Period and will be destroyed promptly upon the expiration thereof;

(iii)	all records, files and operating manuals of the Hotel/Casino other than records or operating manuals for mechanical equipment included as Personal Property in (xx) above;

(iv)	all corporate records, files and memorabilia of Seller and any past or present corporate Affiliates or predecessors of Seller;

(v)	any licenses or permits that are not transferable such as gaming licenses or liquor licenses;

(vi)	any personal property of the Hotel/Casino’s employees, and all personal property, trade fixtures, signs, inventory or equipment of any lessee or concessionaire of the Hotel/Casino;

(vii)	any of Seller’s insurance policies and proceeds thereof; and

(viii)	all chips (including “reserve” chips not currently in circulation), tokens or plaquemines, which shall be accounted for and destroyed in accordance with Section 13.06.

(xx)
Property: A collective term that shall mean substantially all of the assets of Seller utilized in the operation of the Vicksburg Horizon Casino and Hotel located in Vicksburg, Mississippi including Land, Hotel/Casino, Fixtures, Vessel, Corps of Engineers Permits and any other transferable licenses or permits, Inventoried Property, Leases, Licensed Marks, Operating Agreements assigned to and assumed by Buyer in accordance with this Agreement, Passenger/Delivery Vehicles and Personal Property, including without limitation all real property on which the Hotel/Casino operates its business, parking lot operations, office or administrative operations are conducted and all assets of Seller which are otherwise material and reasonably necessary for the conduct of the business of the Seller and substantially the same as presently utilized in a manner consistent with Past Practice.

(yy)	Purchase Price: The amount specified in Article III as the purchase price for the Property.

(zz)	Replacement Guaranty: Seller’s guaranty of the Master Agreement in the form attached as Exhibit “EE” to this Agreement.

(aaa)	Room Revenues: All revenues from the rental of guest rooms at the Hotel/Casino, (but excluding any items included in the definition of Other Revenues), together with any sales or other taxes thereon.

(bbb)	Seller: shall mean:

Columbia Properties Vicksburg, LLC
740 Centre View Boulevard
Crestview Hills, KY 41017

(ccc)	Seller’s Purchase Agreement Breach: As defined in Section 9.03.

(ddd)	Surveys: Those certain surveys of the Land and Hotel/Casino which are annexed as Exhibit “A-1” to this Agreement.

(eee)	System Mark(s): As defined in Section 4.01.

(fff)	Territory: As defined in Section 4.02(a).

(ggg)	Threshold: As defined in Section 14.02.

(hhh)	Title Insurance Commitment: As defined in Section 12.01(a)

(iii)	Title Insurer: Chicago Title Insurance Company.

(jjj)	Title Policy: That certain policy of title insurance to be issued for the benefit of Buyer pursuant to the terms of the Title Insurance Commitment.

(kkk)	Transfer Time: The end of the regulatory gaming day of Seller on the Closing Date, which shall be 0:00am.

(lll)
Tray Ledger: Any accounts receivable for charges up to the Transfer Time of registered guests who have not checked out and who are occupying rooms at the Hotel/Casino on the evening of the Closing Date.

(mmm)	Vessel: The vessel known as The Star of Vicksburg, formerly known as the Merimac 3.

ARTICLE II.
ASSETS PURCHASED AND SOLD

2.01. Purchase and Sale; Limited Assumption of Liability

(a) Subject to the terms and conditions of this Agreement Buyer agrees to purchase, and Seller agrees to sell, convey, transfer and assign all of the rights, title and interest to the Property to Buyer, at the Closing, free and clear of all liens, claims, liabilities, encumbrances and rights or interests of others of any kind (collectively, “Liens”), except as otherwise expressly provided in this Agreement.

(b) Buyer shall not assume, and shall have no liability under or by reason of this Agreement for, any obligations, duties or liabilities of whatever kind or nature of Seller, other than those liabilities and obligations expressly assumed under this Agreement and the Closing Documents.

2.02. Removal of Other Property

All items of Personal Property located at the Hotel/Casino, which are not included in the sale and are identified in Exhibit “V” hereto, may be removed on the Closing Date and within thirty (30) days after the Closing Date by Seller. Seller shall be responsible for the cost of any repairs necessitated by such removal, but without any obligation on the part of Seller to replace any item so removed. Upon written request to Buyer, Seller may be granted a right of entry into the Hotel/Casino and onto and across the Land and Vessel at reasonable times after the Closing Date and within such thirty (30) day period to effect such removal.

2.03. Operating Agreements

Seller shall assign and transfer to Buyer at Closing, and Buyer shall assume all of Seller’s rights and obligations arising from and after the Closing Date under the Operating Agreements which are identified in Exhibit “B”, and any renewals or extensions thereof identified to and approved by Buyer prior to Closing, but only to the extent that such assignments are legally and contractually permitted. Prior to the date hereof, Seller has furnished Buyer with copies of all Operating Agreements which are being assigned at Closing, including all written agreements. Buyer shall execute any financial statements, applications, assumption agreements and/or other documents which may be required to: (a) effect the assignment and assumption of any Operating Agreements; and (b) secure Seller’s release from any continuing or contingent liability thereunder. Buyer shall pay all fees and expenses in regard to such assignments or transfers, including any transfer charges necessary to obtain the consent of any party or cancellation charges paid to any party whose consent, if required due to Buyer’s failure to meet such supplier’s commercially reasonable credit qualifications for assumption of and release of Seller from liability under any Operating Agreement, cannot be obtained. Whenever Seller’s release from continuing liability with respect to any Operating Agreement is not forthcoming from the contracting or issuing party, Buyer agrees to indemnify Seller from any liability regarding such Operating Agreement for the period following the Closing.

Buyer understands and agrees that it is solely Buyer’s responsibility to enter into any and all agreements necessary to conduct business at the Hotel/Casino from and after the Closing Date except for those Operating Agreements set forth on Schedule B which are being assumed at Closing. Buyer shall also be responsible to obtain new licenses and permits for the Hotel/Casino. No licenses or permits will be transferred by Seller in connection with the sale of the Hotel/Casino, other than the FCC License(s) and Corps of Engineers Permit(s).

Buyer’s failure to obtain any Operating Agreements, licenses or permits which are necessary or convenient to the operation of the Hotel/Casino shall not affect or delay the obligation of Buyer hereunder to purchase the Property except as provided in Section 10.02(c) with respect to the license to be issued by the Gaming Authority. Seller agrees to provide Buyer with reasonable assistance in order to allow Buyer to fully complete and file the applications and other documents related to the foregoing.

ARTICLE III.
PURCHASE PRICE

3.01. Purchase Price; Payment

(a)	The purchase price for the Property (“Purchase Price”) shall be Thirty-Five Million Dollars ($35,000,000) (subject to adjustment as described below).

(b)
For the purpose of this Section, “Net Delivered Equity” means Delivered Assets LESS Delivered Liabilities. “Delivered Assets” means the net book value of the Seller’s current assets as set forth on Seller’s books and records at Closing, which Delivered Assets shall not include cash and cash equivalents of Seller and House Funds. “Delivered Liabilities” includes Seller’s accounts payable incurred in the ordinary course of business and other current liabilities as contained in Seller’s books and records at Closing that are related to obligations assumed by Buyer under this Agreement. The Net Delivered Equity shall be determined in accordance with GAAP and using the same accounts, accounting methods, assumptions and methodologies as have been historically and consistently used in preparing the internal financial statements of Seller (the “Accounting Principles”). For purposes of this Section 3.01, “Target” shall mean $0.00.

(c)
Seller will, not more than thirty (30) business days before Closing, prepare a written statement setting forth in reasonable detail its determination of the Net Delivered Equity as of the then most recent calendar month end (the “Preliminary Statement”), which such statement shall be delivered to Buyer not less than two (2) business days prior to the Closing for Buyer’s review. The Statement will be prepared in accordance with the Accounting Principles. At Closing, Seller, in consultation with Buyer, will prepare and deliver to Buyer a written statement setting forth in reasonable detail Seller’s determination of the Net Delivered Equity as of the Closing Date (the “Final Statement”), determined in accordance with the Accounting Principles. The Final Statement shall be equitably and ratably adjusted as of the Closing Date to reflect the prorations and adjustments contained in the Closing Statement pursuant to Section 5.01(a) of this Agreement. The Purchase Price will be modified as follows:

(i)	if Net Delivered Equity shown on the Final Statement exceeds the Target, then the Purchase Price will be increased by the amount of such excess; and

(ii)	if Net Delivered Equity shown on the Final Statement is less than the Target, then the Purchase Price will be decreased by the amount of such shortfall.

(d) The Final Statement will be final, conclusive and binding on the parties unless Buyer provides a written notice (a “Dispute Notice”) to Seller no later than ninety (90) days after the Closing setting forth in reasonable detail Buyer’s disagreement with any part of the Final Statement and the monetary amount of such disagreement. Any item or amount to which no dispute is raised in the Dispute Notice will be final, conclusive and binding on the parties. Buyer and Seller will attempt to resolve the matters raised in a Dispute Notice in good faith. Seven (7) business days after delivery of the Dispute Notice, either Buyer or Seller may provide written notice to the other that it elects to submit the disputed items to a “Big Four” accounting firm with which neither Seller nor Buyer has an economic relationship (the “Referee”). The Referee will promptly, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, review only those items and amounts specifically set forth and objected to in the Dispute Notice and resolve the dispute with respect to each such specific item and amount in accordance with the Accounting Principles. The fees and expenses of the Referee will be shared equally by Seller and Buyer, and the decision of the Referee with respect to the items of the Statement submitted to it will be final, conclusive and binding on the parties. Each of the parties to this Agreement agrees to use its commercially reasonable efforts to cooperate with the Referee and to cause the Referee to resolve any dispute no later than thirty days after selection of the Referee. After the resolution of any dispute as described above: (x) if Net Delivered Equity, as adjusted in accordance with the determination of the Referee, exceeds the Net Delivered Equity, as set forth in the Statement, then Buyer will pay to Seller the amount of such overage within three (3) days after such resolution; and (y) if Net Delivered Equity, as adjusted in accordance with the determination of the Referee, is less than Net Delivered Equity, as set forth in the Statement, Seller, shall pay to Buyer the amount of such shortfall within three (3) days after such resolution.

(e)	The Purchase Price shall be paid in the following manner:

(i)	Escrow Agent shall deliver the Deposit to Seller in accordance with the Escrow Agreement.

(ii)
to the extent Buyer is unable to provide the entire Purchase Price in cash at the Closing, the Buyer will execute and deliver to Seller a promissory note in the form of Exhibit “C” attached hereto with the principal amount of up to $5 million, with interest at the rate of 1% per annum in excess of the applicable interest rate in mezzanine financing provided to Buyer by CIBC (or such other financing source utilized by Buyer if CIBC provides no such financing), and with all principal and all accrued interest due and payable three (3) years after the Closing (the “Note”); and

(iii)	at the Closing, Buyer will pay Seller the balance of the Purchase Price, less the amount of the Deposit and the principal amount of the Note, by wire transfer of immediately available funds.

The Purchase Price shall be allocated as provided on Exhibit “D” attached hereto and incorporated herein. The parties shall use the foregoing allocation for all matters in which it is relevant, including, without limitation, all filings with federal, state and local authorities. The parties shall use the foregoing allocation for all matters in which it is relevant, including, without limitation, all filings with federal, state and local authorities.

3.02. Deposit

Concurrently with the execution of this Agreement by Buyer and Seller on the date hereof, Buyer has deposited the amount of TWO MILLION DOLLARS ($2,000,000) (the “Deposit”) with Escrow Agent. The Deposit shall (subject to collection of funds) be applied in accordance with the terms of this Agreement and the Escrow Agreement. Interest earned on the Deposit shall follow the application of the principal.

ARTICLE IV.
SERVICE MARKS

4.01. Rights of Seller

Buyer understands that the name “Horizon Casino” is the name applied to a system of hotel/casinos operated by Seller and Seller’s Affiliates. Buyer recognizes Seller’s exclusive right to the name “Horizon” and all service marks, trademarks, copyrights, trade names, patents, fictitious firm names, color arrangements, designs, logos and other registrations now or hereafter held or applied for in connection therewith (collectively, the “System Mark” or “System Marks”), and Seller’s right, title and interest in and to, any System Marks, including but not limited to the trade name “Horizon” and the trademarks and service marks listed in Exhibit “P-1” relating to and/or used in the ownership, use and/or operation of the Hotel/Casino and all goodwill associated therewith, directly or indirectly relating thereto and/or used in the ownership, use and/or operation of the Hotel/Casino and disclaims any right or interest therein, regardless of the legal protection afforded to such System Marks. Except as provided in Section 4.02, with respect to the Licensed Marks, Buyer agrees not to use the name “Horizon,” or any variation of such name or word, or any System Mark of Seller or any subsidiary (direct or indirect) or related entity in connection with the operation of the Hotel/Casino or any other business. This Section shall survive Closing and be enforceable by Seller and any other party owning such System Marks by any means available at law or equity, including injunctive relief, which Buyer agrees is an appropriate remedy.

4.02. License of Licensed Marks

(a)
License. Seller grants to Buyer the non-exclusive, personal and non-transferable right (the “License”) to use the Licensed Marks for a period of six (6) months after Closing for the purposes specified in Exhibit “Q” (the “License Period”) unless the License is earlier terminated pursuant to the terms of this Section. Buyer shall only use the Licensed Marks in connection with its operation of the Hotel/Casino and the Licensed Marks may be used, published or advertised for the benefit of the Hotel/Casino only within the State of Mississippi and states contiguous thereto (the “Territory”). In no event shall Buyer use the Licensed Marks in its or its Affiliates corporate name. No license of any other System Mark is granted. At all times during the License Period, Buyer shall maintain signs (of size, content, location and number all to be approved in writing by Seller, in its reasonable discretion) advising the public, and otherwise in all forms of advertisement, advising the public, that there is no affiliation between the Hotel/Casino and Buyer and Seller or any of Seller’s Affiliates.

(b)
Use of the Licensed Marks. Buyer agrees that all uses including, without limitation, display, advertising and/or promotional activities relating to and/or incorporating the Licensed Marks by Buyer shall be of such style, appearance and quality as to be suited to exploitation to the advantage and enhancement of the Licensed Marks and the goodwill pertaining thereto. Buyer shall maintain a level of quality in the use of the Licensed Marks and operation and maintenance of the Hotel/Casino, which is at least commensurate with Seller’s practiced standards as of the date of this Agreement. Whenever Buyer uses the Licensed Marks in advertising or in any other manner in connection with the operation of the Hotel/Casino, Buyer shall clearly indicate Seller’s ownership of the Licensed Marks. Licensed Consumables shall be clearly marked with stickers containing a statement, disclaiming affiliation with Seller and Seller’s Affiliates and disclosing that use is pursuant to this License, in form approved in advance by Seller. Buyer shall provide the General Counsel of Seller, or her designee (the “License Coordinator”), with samples of all signs, advertising, promotional material, literature, packages and labels prepared by or for Buyer and intended to be used by Buyer to obtain prior written approval by Seller; provided, however, Buyer shall not be required to obtain prior written approval for the use of the Licensed Marks from Seller if Buyer’s use of the Licensed Marks continues the use of such marks in the same manner, scope and content as the Licensed Marks are currently used by Seller. The License Coordinator, on behalf of Seller, shall have a period of fourteen (14) calendar days to approve in his or her sole and absolute discretion, the use of the Licensed Marks by Buyer. Seller’s failure to respond within such period shall be deemed an acceptance of Buyer’s request. Buyer’s license to use the Licensed Marks shall terminate if Buyer uses the Licensed Marks outside of the Territory or uses the Licensed Marks on a sign, in advertising, on promotional materials, in literature, packages or labels which has not been so approved by the License Coordinator. When using the Licensed Marks, Buyer undertakes to comply with all laws pertaining to the Licensed Marks in force at any time in the State of Mississippi and, to the extent applicable, United States federal law. Buyer shall not, after the expiration of the License, adopt or use any trademark, service mark or trade name in connection with any goods or services which in whole or in part is confusingly similar to the Licensed Marks. Except as provided in Section 11.02(l), nothing contained in this Agreement shall restrict or restrain Seller or Seller’s Affiliates in any fashion whatsoever from the right to use, register and/or further license or sublicense any System Mark.

(c)
Protection of the Licensed Marks. Buyer recognizes Seller’s ownership of the Licensed Marks and agrees that it will not, during the License Period or at any time thereafter, (a) attack the title or any rights of Seller or its affiliates in and to the Licensed Marks; (b) claim adversely to Seller or anyone rightfully claiming through Seller any right, title, or interest in and to the Licensed Marks except as provided for in this Agreement; (c) knowingly misuse or harm or bring into dispute the Licensed Marks; or (d) claim or assert any right, title or interest in the Licensed Marks or in any trademark including a Licensed Mark as a part thereof, other than pursuant to the provisions of this Agreement or as may be required by operation of law. Buyer agrees to cooperate fully and in good faith with Seller for the purpose of securing and preserving Seller’s rights in and to the Licensed Marks.

(d)
Inspections. To ensure Buyer’s compliance with this Agreement, at any time throughout the License Period (and from time to time thereafter as necessary to assure compliance with this Agreement), agents of Seller may conduct inspections (“Inspections”) on the premises of the Hotel/Casino and of all materials on which any of the Licensed Marks appear. If Seller in its reasonable judgment believes that Buyer has not maintained the requisite level of quality at the Hotel/Casino or has violated this Agreement in respect of any of the Licensed Marks (a “Violation”), Seller will provide Buyer with written notice of such belief and Buyer will have a period of ten (10) calendar days to cure all violations at its sole cost and expense; provided, however, that Seller shall not be responsible for any costs or expenses associated therewith. If Buyer has failed to cure any Violation to Seller’s satisfaction, in the reasonable discretion of Seller, on or before the last day to cure the noticed Violation, Seller shall have the absolute right to forthwith terminate this License upon five (5) calendar days’ prior written notice to Buyer. Upon the termination of this License for any reason whatsoever, Buyer shall have no right to exploit or in any way use the Licensed Marks (or any of them). Upon such termination, Buyer shall forthwith take (or cause to be taken) any and all such action as may be required to discontinue use of the Licensed Marks (and any variation thereof, or any mark or marks confusingly similar thereto) within fifteen (15) calendar days thereafter, and Buyer shall thereby irrevocably release and disclaim any right or interest in or to the Licensed Marks, and shall forthwith have no right to make any use whatsoever of the Licensed Marks.

(e)
Destruction of Licensed Marks. Upon termination of this License for any reason, Buyer shall destroy at its own expense all signs or personal property (including without limitation, slot machine signs, building signs, ashtrays, office supplies, linen, glassware, paper goods, promotional items, guest checks, uniforms, carpets, and upholstery) bearing the Licensed Marks.

(f)
Infringement. In event that a Licensed Mark is infringed upon by a third party, Seller shall have the sole right to sue for infringement and to recover and retain any and all damages. Seller need not initiate suit against alleged imitators or infringers of the Licensed Marks. Buyer shall cooperate, at Seller’s cost and expense, with Seller when any such suit is brought by Seller or defended by Seller unless such suit is caused by an act or omission or act of Buyer in which case the cost of such litigation shall be paid by Buyer. Buyer shall have the obligation to notify Seller of any infringement of the Licensed Marks of which it has knowledge.

(g)
Duty to Insure/Indemnify. Buyer agrees to indemnify, defend, and hold harmless Seller and Seller’s affiliates, against any proceeding instituted by any third party against Seller or Seller’s affiliates, or any combination of them, arising out of any activities of Buyer pursuant to the License and Buyer’s use of the Licensed Marks against any costs, damages or penalties that may be imposed on Seller or Seller’s affiliates. Buyer shall obtain and maintain occurrence based commercial general liability insurance in the amount of $20,000,000 per occurrence during the License Period. In connection with such obligation, Buyer shall furnish Seller on the Closing Date an Accord Certificate of Insurance establishing that such insurance is in effect and will not be cancelled or modified in less than 30 days’ prior written notice to Seller. Seller and its affilates shall be named as additional insureds under the insurance policy.

(h)	Termination of License. The License shall immediately terminate upon:

(i)	the expiration of the License Period and, as to each specific purpose, the expiration of the License Period applicable to such purpose;

(ii)	the use of a Licensed Mark outside of the Territory or at facility other than the Hotel/Casino;

(iii)
Buyer, Buyer’s Principals or any of Buyer’s managers or members or legal or beneficial owners are determined to be unsuitable or unqualified under the laws of any jurisdiction by the applicable gaming authority of that jurisdiction and such Person has not been terminated or otherwise removed by Buyer within thirty (30) days following such determination;

(iv)	Buyer’s failure to maintain signs approved in writing or deemed approved by Seller advising the public that there is no affiliation between Buyer and Seller;

(v)	Buyer’s commencement of any business at the Hotel/Casino that is materially different from any business currently being conducted at the Hotel/Casino;

(vi)	the use of a Licensed Mark in a manner that has not been approved in this Section 4.02 or in writing by Seller’s License Coordinator;

(vii)	Buyer’s failure to comply with Mississippi state or federal law relating to the use of the Licensed Marks;

(viii)	the assignment or transfer of the License granted herein to any person other than Buyer;

(ix)	the filing of bankruptcy by Buyer;

(x)	any other breach of the License, which breach is not cured within thirty (30) days after Seller delivers written notice thereof to Buyer.

Notwithstanding the foregoing, Buyer’s license to use the chips, tokens and plaquemines bearing Seller’s System Marks, pursuant to Section 4.02 of this Agreement shall not terminate except in the instances identified in subsections (i), (ii)(but only as to use of the chips, tokens and plaquemines); (iii), (vi), (viii), (ix) or (x).

(i)
Buyer’s Default. If Buyer defaults under the License granted pursuant to this Section 4.02 and in the other circumstances described in Section 4.02(h) above, Sellers may do any and all of the following: (i) obtain injunctive relief; (ii) terminate this License by notice to Buyer, and/or (iii) seek damages from Buyer.

(j)
Attorneys’ Fees and Costs. If Buyer or Seller brings any suit or other proceeding with respect to the License, the Licensed Marks or any other matter contained in this Agreement, the prevailing party (as determined by the court, agency or other authority which adjudicates such suit or proceedings) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys’ fees, expenses and costs of litigation as actually incurred.

ARTICLE V.
PRORATIONS AND ADJUSTMENTS

5.01. Closing Statement/Operations Settlement

(a)
Closing Statement. Taxes; rents; revenues and expenses pertaining to assigned Operating Agreements; prepaid utility charges; and material deviations, if any, in the amount of inventoried Personal Property at the Hotel/Casino, occurring in the period between the first and second inventories provided for in Section 11.01, shall be prorated between Buyer and Seller pursuant to a written Closing Statement to be prepared by Buyer and Seller and executed by Buyer and Seller at the Closing. Any additional amounts owed by Buyer or credits due to Buyer shall be reflected in such Closing Statement and the Purchase Price shall be adjusted accordingly.

(b)
Operations Settlement. Room Revenues for the night of the Closing Date; prepaid deposits for confirmed reservations for Hotel/Casino facilities and services for periods after the Transfer Time; and the purchase price for the Tray Ledger shall be determined by the Operations Settlement. Any amounts determined to be due and owing to Seller pursuant to the Operations Settlement shall be paid for by Buyer, by cashier’s or certified check payable directly to Seller (and not by way of endorsement) or by wiring of federal funds to the account designated by Seller, no later than 12:00 noon (Central Time) on the day immediately following the Closing Date.

5.02. Taxes

At Closing, all real estate and tangible personal property taxes for the year of the Closing shall be prorated as of the Closing Date (with Buyer to pay taxes attributed to the Closing Date and all periods thereafter) using the latest available tax rates and assessments. Personal property taxes for the year of sale shall be adjusted in favor of and paid by Seller. Real property taxes for the year of sale shall, unless theretofore paid by Seller, be adjusted in favor of and paid by Buyer. If Seller shall have paid real property taxes for the year of sale, then real property taxes shall also be adjusted in favor of Seller. Seller shall have no obligation to readjust such pro-rations after the Closing. Seller shall pay general real estate and tangible personal property taxes and all special taxes or assessments for all years prior to the year of the Closing, except that, if any assessment against the Property is payable in installments, the Buyer shall pay any and all of such installments which may be paid after the Closing Date, and any installment relating to the year of Closing shall be prorated as of the Closing Date (with Buyer to pay all portions of such installment attributed to the Closing Date and all periods thereafter). Any tax refunds or rebates occurring or accruing before the Closing Date shall remain the property of Seller. All taxes or assessments becoming a lien on the Property on or after the Closing Date or which become due and payable on or after the Closing Date shall be paid by Buyer.

5.03. Utilities

Prior to the Closing, Seller shall notify all utility companies servicing the Property of the anticipated change in ownership of the Property and request that all billings after the Transfer Time be made to Buyer at the Hotel/Casino address. Utility meters will be read, to the extent that the utility company will do so, during the daylight hours on the Closing Date, with charges to that time paid by Seller and charges thereafter paid by Buyer. Prepaid utility charges shall be adjusted on the Closing Statement and paid for at Closing. Charges for utilities which are un-metered, or the meters for which have not been read on the Closing Date, will be prorated between Buyer and Seller as of the Transfer Time based upon utility billings received after Closing. Seller or Buyer, as appropriate, shall, upon receipt, submit a copy of the utility billings for any such charges to the other party and such party shall pay its pro-rata share of such charges to the party requesting payment within seven (7) days from the date of any such request. This obligation shall survive Closing.

Buyer shall be responsible for paying, before the Closing, all deposits required by utility companies in order to continue service at the Hotel/Casino for periods after the Transfer Time and shall take any other action and make any other payments required to assure uninterrupted availability of utilities at the Hotel/Casino and the Land for all periods after Closing. Following Closing, all utility deposits made by Seller may be refunded directly to Seller by the utility company holding same.

5.04. Assigned Operating Agreements

All income and expenses with respect to the assigned and assumed Operating Agreements will be prorated as of the Closing Date (with income and expenses for the Closing Date and thereafter to be allocated to Buyer). There shall be added to the amount due to Seller at Closing, on the Closing Statement, the amount of any rents paid for periods following the Closing Date, security deposits, or other deposits previously paid by Seller under any assigned Operating Agreements, and there shall be deducted from the amount due Seller at Closing, on the Closing Statement, any such amounts paid to and collected by Seller under any Operating Agreements.

5.05. Room Revenues; Reservations; Frequent Player Awards; Tray Ledger, Accounts Receivable and House Funds

(a)
Room Revenues for the night of the Closing Date shall be divided equally between Buyer and Seller pursuant to the Operations Settlement. Other Revenues for the night of the Closing Date shall belong solely to and be retained by Seller.

(b)
Buyer will honor, for its account, the terms and rates of all pre-Closing reservations by guests or customers, including advance reservation cash deposits, for rooms or services confirmed by Seller for dates after the Closing Date. Buyer authorizes Seller to continue to accept reservations for periods after the Closing in the ordinary course of Seller’s business. Buyer recognizes that such reservations may include discounts or other benefits, including, without limitation, benefits under the frequent player or casino awards programs, group discounts, other discounts or requirements that food, beverage or other benefits be delivered by Buyer to the guest(s) holding such reservations. Buyer agrees that, following Closing, Buyer will continue to honor all such reservations in accordance with their terms provided that all such reservations have been made on terms consistent with past practices. At Closing, Seller will deliver to Buyer a complete list for reservations after Closing. Any pre-Closing deposits paid to Seller with respect to confirmed reservations for dates after the Closing Date will be credited to Buyer at the Operations Settlement. Any post-Closing deposits received by Seller with respect to confirmed reservations for dates after the Closing Date will be credited to Buyer at Closing. Buyer will honor all of Seller’s room allocation agreements and banquet facility and service agreements which have been granted to groups, persons or other customers for periods after the Closing Date at the rates and terms provided in such agreements.

Buyer agrees that Seller cannot make and has made no representation or warranty that any party holding a reservation or agreement for rooms, facilities or services will utilize such reservation or honor such agreement. Buyer, by the execution hereof, assumes the risk of non-utilization of reservations and non-performance of such agreements.

(c)	Buyer agrees to honor all cash back awards extended by Seller to members of Seller’s frequent player award program on terms consistent with Seller’s past practice.

(d)
Buyer shall purchase the Tray Ledger from Seller pursuant to the Operations Settlement, which is not included in the Purchase Price and shall be in addition to the Purchase Price to the extent no adjustment is made to the Final Statement set forth in Section 3.01.

(e)
The collection of all accounts receivable other than the Tray Ledger accruing prior to the Transfer Time (including receivables and revenues for food, beverages and telephone) shall be the responsibility of Seller. Buyer shall not be obligated to collect any such accounts receivable or revenues for Seller, but if Buyer, following Closing, collects same, such amounts will be paid over to Seller immediately.

(f)
(i) Seller shall have no further liability or responsibility after Closing with respect to any deposits for post-Closing matters; and (ii) Seller shall be entitled to retain deposits to the extent of rooms and/or services furnished by Seller for all matters or events which have been terminated or concluded on or before the Closing Date. Deposits include all security and other deposits, advance or pre-paid rents and key money or deposits (including, without limitation, any interest thereon) and “front money”.

5.06. Accounts Payable and Expenses

All accounts payable and expenses related to operation of the Property which have accrued on or before the Closing Date shall be paid by Buyer, subject to any adjustments of Net Delivered Equity made in accordance with Section 3.01. All accounts payable and expenses incurred by the Buyer accruing after the Transfer Time will be Buyer’s responsibility and Buyer shall indemnify and hold Seller harmless from all such accounts payable and expenses accruing after the Transfer Time. The indemnities provided in this Section shall survive Closing.

5.07. Guests’ Baggage

Prior to Closing, Seller and Buyer shall take inventory of: (a) all baggage, suitcases, luggage, valises and trunks of hotel guests checked or left in the care of Seller; (b) all luggage or other property of guests retained by Seller as security for unpaid accounts receivable; and (c) the contents of the baggage storage room, provided, however, that no such baggage, suitcases, luggage, valises or trunks shall be opened. Except for the property referred to in (b) above, which shall be removed from the Hotel/Casino by Seller within ten (10) days after the Closing and for which Seller shall be liable, all such baggage and other items shall be sealed in a manner to be agreed upon by the parties and listed in an inventory prepared and signed jointly by said representatives of Seller and Buyer as of the Closing. Said baggage and other items shall be stored as Buyer shall choose, and Buyer shall be responsible for claims with respect thereto, unless the seal is broken, in which event the party having stored said baggage shall be responsible. Indemnity of Buyer under this Section 5.07 will be as set forth in Section 9.02.

5.08. Guests’ Safe Deposit Boxes

Prior to Closing, Seller shall use its best efforts to send a notice by certified mail to the last known address of each person who has stored personal property in safe deposit boxes located on the Hotel/Casino, advising them that they must make arrangements with Buyer to continue use of their safe deposit box and that if they should fail to do so within thirty (30) days after the date such notice is sent the box will be opened in the presence of a representative of Seller, a representative of Buyer, and a Notary Public commissioned in the State of Mississippi; that the contents will be sealed in a package by the Notary Public, who shall write on the outside the name of the person who rented the safe deposit box and the date of the opening of the box in the presence of the representatives of the Seller and the Buyer. The Notary Public and the representatives of the Seller and the Buyer shall then execute a certificate reciting the name of the person who rented the safe deposit box, the date of the opening of the box and a list of its contents. The certificate shall be placed in the package and a copy of it sent by certified mail to the last known address of the person who rented the safe deposit box. The package will then be placed in a vault arranged by Buyer. Seller shall be responsible for and indemnify Buyer against claims of alleged missing items not contained on the certificate, and Buyer shall be responsible for and indemnify Seller against claims of alleged missing items listed on the certificate. Indemnities of Buyer and Seller for this Section 5.08 will be as set forth in Section 9.02 and Section 9.03, respectively.

ARTICLE VI.
SELLER’S EMPLOYEES

6.01. Employees; Indemnification

(a) Effective as of the Closing Date, Seller shall terminate the employment of all of its employees. Subject to Buyer’s obligations in the following sentence, Seller agrees that it shall indemnify, defend and hold harmless Buyer from and against any loss, claim damage or liability arising out of claims by any employee whose employment is terminated by Seller. Buyer shall: (i) subject to Section 6.01(b) below, offer employment to a sufficient number of such employees on terms and conditions sufficient to avoid any violation of; and (ii) indemnify, defend and hold Seller harmless from and against any loss, claim, damage or liability under; the Worker Adjustment and Retraining Notification Act 29 U.S.C. §2101 et. seq. (the “Act”) and regulations thereunder, whether as a result of: (i) any failure of Buyer to employ a sufficient number of Seller’s employees to avoid characterization of Seller’s termination of employees as a mass layoff or plant closing under the Act; or (ii) activities of Buyer with respect to such employees. The provisions of this Section 6.01 shall survive the Closing of this Agreement.

(b) Not more than fifteen (15) days prior to the Closing Date, Buyer and the Seller shall issue a joint letter notifying all Seller’s Employees that Buyer is purchasing the Hotel/Casino and intends to continue the employment of substantially all employees of the Hotel/Casino. The letter shall indicate that all Employees of Seller interested in being eligible to receive an offer from Buyer of continued employment should consent to the release of their personnel file to Buyer prior to Closing. At Closing, the Seller shall transfer to Buyer personnel records of each Employee of Seller who has consented to the transfer of such records. Notwithstanding the foregoing, Buyer shall not have access to personnel records of the Seller relating to individual performance or evaluation records, medical histories or other information which in Seller’s reasonably good faith opinion is prohibited by law. Buyer shall have no obligation under this Agreement to make an offer of continued employment to any Employee of Seller who does not consent to the release of its personnel file to Buyer prior to Closing. Prior to the Closing Date, Seller shall transfer to the Buyer compensation and service history of each Employee of Seller.

6.02. Salaries, etc.

Seller shall be responsible for accrued benefits, vacation pay, wages and salaries of all of its employees up to and including the Closing Date and Buyer shall have no liability or obligation with respect to such amounts or any other compensation accrued or payable by Seller to its employees for all periods prior to the Closing Date. Seller shall not be responsible for the payment of the salaries, vacation pay, wages, incentive compensation, or benefits of any employee of the Hotel/Casino accruing after the Transfer Time. Buyer shall be responsible for the payment of the salaries, vacation pay, wages, incentive compensation, or benefits of any employees of the Hotel/Casino who are employed by the Buyer accruing after the Transfer Time. The provisions of this Article VI shall survive Closing.

ARTICLE VII.
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article VII are true and correct as of the date hereof and as of the date of Closing:

7.01. Existence and Good Standing

Seller is duly organized, validly existing and in good standing under the laws of its state of organization and is duly authorized to transact business in the State of Mississippi.

7.02. Authority

Seller owns, or has the right to transfer all of the Personal Property being sold or assigned pursuant to this Agreement and subject to the satisfaction of the conditions referred to in Section 10.01, Seller has, and on the Closing Date will have, all requisite power and authority to sell, convey, transfer and assign the Property to Buyer free and clear of all Liens except as set forth on Exhibits “B,”, “H” and “I” hereto and to enter into, execute and deliver this Agreement and perform all of the obligations to be performed by it hereunder, and consummate the transactions contemplated herein.

7.03. Operation of Businesses

(a) From the date of execution of this Agreement through and including the Closing Date, Seller will, subject to force majeure and events beyond Seller’s control:

(i) Operate and carry on the business of the Hotel/Casino and its related food and beverage businesses, and services provided by the Hotel/Casino in Seller’s usual and ordinary course, and in a manner consistent with Seller’s current operating standards and past practices:

(ii) Not engage in any line of business not being conducted as of the date hereof;

(iii) Maintain the operating budget and expenditures on marketing efforts of the Hotel/Casino in an amount not less than the current amount of such operating budget and expenditures;

(iv) Use its best efforts to maintain the Property in its current condition, except for reasonable wear and tear;

(v) Maintain in full force and effect all of the current insurance policies for the Property, or renew or replace such insurance policies at their respective expiration dates with substantially similar insurance policies from one or more other insurance carriers;

(vi) Maintain the current level of payout to its customers on its slot machines and other gaming devices, in the same percentage as currently in effect on the date hereof and consistent with past practice;

(vii) Maintain the Property and assets in material compliance with any law, regulation or permits affecting the Hotel/Casino;

(viii) Use efforts in a manner consistent with Seller’s past practices, to keep available the services of its present employees and to maintain its relations and goodwill with its suppliers, customers, contractors and other persons with whom it has business relations; and

Not merge or consolidate with any other entity, sell all or any substantial portion of its assets, or acquire any equity interests, the business or substantially all of the assets of any other entity, or enter into any agreement with respect to the foregoing.

7.04. Notices of Violation

Except as set forth in Exhibit “F”, Seller has no Knowledge of any building, fire, zoning law, Americans with Disability Act or any other regulatory or governmental violation at the Hotel/Casino that is currently outstanding and uncured and Seller has not received notice of any violation of law, regulation or permit affecting the Hotel/Casino, and Seller agrees to notify Buyer of any such violation that comes to its attention and correct such violation immediately at its own expense.

7.05. Litigation

To the Knowledge of Seller, there is no current or pending claim, judicial or administrative proceeding, governmental investigation or litigation naming Seller and: (i) affecting the Hotel/Casino or title to any Property, the operations thereof or Seller’s ability to convey the Hotel/Casino to Buyer; or (ii) that will become the legal responsibility of Buyer following Closing.

7.06. Leases

Exhibit “I” is a true and accurate list of all Leases currently utilized in the operation of the Hotel/Casino. No written notice has been received of any outstanding and uncured default in the performance of Seller’s obligations under such Leases. Seller shall notify Buyer in Exhibit “I” of any Lease which cannot be assigned to Buyer together into a description of the subject matter of such Lease.

7.07. Title to Property; Condemnation Proceedings

At the Closing, Seller shall transfer the Personal Property to Buyer, free and clear of all Liens other than matters of record and Operating Agreements and Leases. To the Knowledge of Seller there are no pending or threatened judicial proceedings seeking to condemn the Land or for eminent domain. Seller has not entered into any agreements in lieu of condemnation.

7.08. Operating Agreements

To the Knowledge of Seller, the Operating Agreements list attached as Exhibit “B” is an accurate and complete list of Hotel/Casino Operating Agreements currently utilized in the operation of the Hotel/Casino which are material to the business operations of Seller. This list includes any oral operating agreements. Additional operating agreements executed by Seller or its affiliates on a national level for the provision of goods or services to multiple casino-Hotel/Casinos, or Operating Agreements that will be terminated by Seller at or before Closing are described in Exhibit “H”. Seller shall be responsible for any Operating Agreements not listed on Exhibit “B”. Except for the Operating Agreements listed on Exhibit “B”, Seller is not a party to any contract, agreement, arrangement or understanding which is material to the operations of the Hotel/Casino.

7.09. Licenses and Permits

To the knowledge of Seller, Exhibit “G” is an accurate list of all licenses and permits held by Seller which are material to the operations of the Hotel/Casino.

7.10. Operating Statements

(a) Attached as Exhibit “N” to this Agreement are Hotel/Casino audited balance sheet and profit and loss statements for each of Seller’s fiscal years ended December 2004, 2005, 2006 and unaudited balance sheet and profit and loss statements for the period ending September 30, 2007 (collectively, the “Financial Statements”). The Financial Statements (i) present fairly in all material respects, the financial position of Seller, results of operations and income and changes in financial position at and for the periods therein specified; and (ii) have been prepared consistent with past practices and in accordance with the Accounting Principles applied on a consistent basis, except that the unaudited Financial Statements do not contain notes and are subject to normal year-end adjustments.

(b) Notwithstanding the representations of Seller set forth in Section 7.10(a) above, Buyer acknowledges that the costs shown by these Financial Statements may not accurately reflect all costs of operation or ownership of the Property which would be incurred by an independent owner or operator. By way of example, Seller may treat certain costs that might otherwise be reflected as Hotel/Casino costs, as general administrative costs of its corporate operations, and may not reflect such costs on the profit and loss statements. Changes in market conditions, methods of operation, traffic patterns and numerous other factors, which by their very nature constantly change, may adversely impact future financial performance. Ownership level costs such as accounting fees, taxes, legal and administrative costs are not reflected by these statements. Accordingly, Seller expressly disclaims any representation or warranty, by inference or otherwise, that the profit and loss statements accurately reflect all Hotel/Casino expenses, or that the future financial performance of the Hotel/Casino will be consistent with the financial performance reflect by such statements. Buyer agrees to rely solely upon its own analysis of conditions and the Property to evaluate the financial prospects of the Hotel/Casino.

7.11. Union Contracts

Seller is not a party to any union contracts, collective bargaining agreements or other agreements relating to the organization of employees in effect with respect to employees of the Property.

7.12. Employee Information

Exhibit “K” contains a materially accurate list of employee positions, including date of hire, current salary and job title of each employee of the Property.

7.13. No Conflict

The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with, breach, result in a default under, or violate any contract, agreement, commitment, document, instrument or judicial or administrative order or decree to which Seller is a party or by which it is bound.

7.14. Vessel and Related Equipment

(a)
The Vessel presently docked at Vicksburg, Mississippi, Waterfront is a material part of the Property being transferred and sold by Seller pursuant to this Agreement, consisting of Vessel #587361, any and all improvements currently constructed on the Vessel together with any and all other appurtenances appertaining or belonging thereto, and additionally all log books, manuals, maintenance reports, inspection records, work records, plans, specifications, construction drawings, blue prints and other historical records relating to the Vessel in the possession of Seller, and existing warranties and contract rights with respect to the Vessel and the modifications thereto and improvements constructed thereon and, tools, appliances, supplies, parts, ramps, generators and related equipment (including, but not limited to, existing walkways) located at the sites where the Vessel is docked. Seller has, and at Closing shall transfer to Buyer, good and marketable title to the Vessel, free and clear of all Liens.

(b)
To the best of Seller’s Knowledge, the Vessel meets U.S. Coast Guard standards applicable to floating casino vessels. Seller has received no written notices to the contrary. The Vessel has been constructed in the United States of America, and has major components manufactured with U.S. parts by U.S. manufacturers. The Vessel has always been owned by United States citizens under Section 2 of the Shipping Act and has always qualified for coastwise trade. The Vessel has been documented with the United States Coast Guard under certificates of documentation Vessel #587361. The Vessel has always been continuously insured under hull and P&I policies as customary in the industry.

7.15. Environmental Matters.

(a)	To the best of Seller’s Knowledge, Seller is in compliance with all Environmental Laws in all material respects.

(b)
Seller has no Knowledge of, and has not received any written notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any release or threatened release of Hazardous Substances or alleged violation of, or non-compliance with, any Environmental Law.

(c)
Seller has not entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances.

7.16. Non-Foreign Status.

Seller is not a “foreign person” within the meaning of Section 1445 of the Code.

7.17. Knowledge

For purposes of this Article VII, “Knowledge” of Seller means any form of knowledge possessed by any of the following Persons, after conducting a reasonable due inquiry or investigation regarding the accuracy of any representation or warranty contained in this Agreement: John Jacob, Chief Financial Officer of Seller; Shirley Adock, GM of Hotel; Tim Perkins, GM of Casino; Joe Giles, Facilities Manager; Donna More, Esq. and William J. Yung III, and any of their respective replacements, should they leave their positions.

ARTICLE VIII.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

8.01. Existence and Good Standing

Buyer is duly organized, validly existing and in good standing under the laws of the state of its organization and will be authorized to transact business in the State of Mississippi as of the Closing Date. Current or certified copies of Buyer’s governing documents, shall be delivered to Seller at least ten (10) days before Closing.

8.02. Authority

Subject to satisfaction of the conditions referred to in Section 10.02, Buyer has, and on the Closing Date will have, all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein pursuant to the terms and conditions of this Agreement. Buyer’s Board of Directors has approved this Agreement. Certified resolutions evidencing Buyer’s approval will be delivered to Seller at Closing.

8.03. No Conflict

The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with, breach, result in a default under, or violate any commitment, document, instrument or judicial or administrative order or decree to which Buyer is a party or by which it is bound.

8.04. Inspection, etc.

(a)
Except for the inventories to be taken pursuant to the provisions of Section 11.01, prior to Closing, Buyer or Buyer’s representatives will have fully examined and inspected the Property prior to Buyer’s execution of this Agreement and, except as expressly provided herein, Buyer agrees to accept the Property in an “AS IS” condition as of the Closing. Buyer agrees that, except as provided in Article VII, Buyer is not relying upon any representations, statements, or warranties (oral or written, implied or express) of any officer, employee, agent of Seller, or any salesperson or broker (if any) involved in this transaction as to the Property, including, but not limited to, any representation, statements or warranties as to the physical condition of the Property, the fitness of the Property for use as a Hotel/Casino; the financial performance of the Property; the compliance of the Property with applicable building, zoning, subdivision, environmental or land use laws, codes, ordinances, rules or regulations; the state of repair of the Property; or otherwise; and, except as provided in Article VII and Article IX, Buyer, for itself and the its successors and assigns, waives any right to assert any claim against Seller, at law or in equity, relating to any such matter, whether latent or patent, disclosed or undisclosed, known or unknown, in contract or tort, now existing or hereafter arising.

(b)
Buyer agrees that the surveys and title insurance commitment have been obtained by Buyer and Buyer agrees that it shall have no recourse against Seller, at law or in equity, should the surveys or the title insurance commitment fail to disclose any matter affecting the Property, which should properly be shown thereby, or reveal any such matter in an inaccurate or misleading fashion. Buyer accordingly agrees to look solely to the preparer of the surveys and issuer of the title insurance commitment and/or title policy for any such claim relating to either document.

(c)
Buyer recognizes that the Property is not new and that there exists a possibility that the Property is not in compliance with the requirements which would be imposed on a newly constructed Hotel/Casino by presently effective federal, state and local zoning, building, plumbing, electrical, fire, health, and life safety laws, codes, ordinances, rules and/or regulations (collectively, the “building codes”). The Property may contain substances or materials which are now deemed hazardous and/or are no longer permitted to be used in newly constructed buildings including, without limitation, asbestos or other insulation materials, lead or other paints, wiring, electrical, or plumbing materials and may not contain other materials or equipment required to be installed in a newly constructed improvements. Buyer has had the opportunity to conduct such inspections of the Property as Buyer has deemed necessary with respect to such matters. Buyer waives any right to excuse or delay performance of its obligations under this Agreement or to assert any claim against Seller (before or after Closing) arising out of any failure of the Property to comply with building codes. The provisions of this Section shall survive Closing.

ARTICLE IX.
SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
INDEMNITIES; REMEDIES

9.01. Representations, etc.

All representations, warranties and covenants by Buyer or Seller contained in this Agreement shall survive the Closing and shall continue in effect for a period of eighteen (18) months after the Closing Date (the “General Liability Period”) for purposes of enforcement and shall be binding on the parties hereto and their successors, heirs, devisees, legal representatives and assigns.

9.02. Buyer’s Indemnity

Except as limited by Section 9.04, Buyer shall fully indemnify and hold Seller harmless from any claim, demand, loss, liability, damage, or expense (including reasonable attorneys’ fees) (collectively, “Seller’s Recoverable Losses”) arising out of or in connection with any misrepresentation or breach by Buyer of any representation, covenant, agreement or warranty of Buyer contained herein, and (ii) with the ownership and/or operation of the Property from and after the Transfer Time or any condition of the Property arising from and after the Transfer Time (except for items provided to be adjusted at Closing) (collectively, the “Buyer Purchase Agreement Breach”).

9.03. Seller’s Indemnity

Except as limited by Sections 9.05 and 9.08, Seller shall fully indemnify and hold Buyer harmless from any claim, demand, loss, liability, damage, or expense (including reasonable attorneys’ fees and any fine incurred by Buyer that Seller agrees shall be so classified, as provided in Section 10.02(d)) (collectively, “Buyer’s Recoverable Losses”) arising out of or in connection with: (i) breach by the Seller of any covenant, agreement, representation or warranty hereunder, and (ii) the ownership and/or operation of the Property by Seller before the Transfer Time or any condition of the Property arising prior to the Transfer Time (except for items provided to be adjusted at Closing) (collectively, the “Seller Purchase Agreement Breach”).

9.04. Seller’s Remedies

IF BUYER DEFAULTS UNDER ANY PROVISION OF THIS AGREEMENT BEFORE THE DATE OF CLOSING, BUYER AND SELLER AGREE THAT THE DAMAGES THAT SELLER WILL SUSTAIN AS A RESULT THEREOF WILL BE SUBSTANTIAL, BUT WILL BE DIFFICULT TO ASCERTAIN. ACCORDINGLY, BUYER AND SELLER AGREE THAT, IN THE EVENT OF BUYER’S DEFAULT, SELLER SHALL, AS ITS SOLE REMEDY, RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES FOR SUCH DEFAULT, AND NOT AS A PENALTY.

9.05. Buyer’s Remedies

(a) If Seller defaults under any provision of this Agreement on or before the Closing Date, then, notwithstanding any contrary rule of law or custom (but subject to the Buyer’s right to bring an action for specific performance as provided in Section 9.06 below), the sole remedy of Buyer shall be to receive a refund of the Deposit and be reimbursed a reasonable amount (not exceeding $50,000) for reasonable attorneys’ fees and out-of-pocket expenses paid to unaffiliated providers in connection with (i) the legal and other due diligence relating to the transaction and (ii) the preparation and negotiation of this Agreement (with no reimbursement of any fees or expenses incurred by Buyer by reason of any financing or equity investment sought by Buyer in connection with this transaction).

(b) Upon the making of such refund and payments, this Agreement shall terminate and Seller and Buyer shall each be released and discharged from any further obligation to the other hereunder at law or in equity, including any obligation under Section 9.06.

9.06. Seller’s Default

Except as otherwise expressly provided herein, if Seller fails to perform its obligations even though all conditions to its obligations are satisfied in a timely manner, then Buyer, in lieu of the remedies in Section 9.05, may elect to bring an action for specific performance of this Agreement, which action must be commenced by service of process within three (3) months after the Closing Date or it shall be irrevocably waived Buyer waives all damages and remedies for defaults prior to Closing except as provided in this Section 9.05 and 9.06.

9.07. Post Closing Matters

Notwithstanding the provisions of Sections 9.04 through 9.06, the parties shall each retain the right to seek and obtain relief for events occurring after the Closing Date provided that: (a) this transaction in fact closes; (b) the obligations for which relief is sought are obligations which by their terms relate to periods after the Closing Date and survive Closing; and, (c) such relief shall be limited to a suit for monetary damages, unless expressly otherwise provided in this Agreement.

9.08. Limitations on Buyer’s Recoverable Losses For Post Closing Matters

Notwithstanding anything to the contrary, express or implied herein, claims of Buyer for payment of Buyer’s Recoverable Losses (“Buyer Claims”): (i) may be made after the Closing Date only with respect to matters that survive the Closing, and are discovered during the General Liability Period; (ii) must be made, if at all, by giving written notice from Buyer to Seller describing, in reasonable detail, the Seller’s Purchase Agreement Breach and Buyer’s Recoverable Loss (the “Buyer’s Claim Notice”) delivered during the General Liability Period; and (iii) may be made only to the extent that the aggregate amount of Buyer’s Recoverable Losses for Seller Purchase Agreement Breaches exceeds Two Hundred Thousand Dollars ($200,000). Seller’s maximum liability for Buyer’s Recoverable Losses described in Section 9.03 shall be Four Million Dollars ($4,000,000); provided, however, that the provisions of this Section 9.08 shall not be applicable to any of such Buyer’s Recoverable Losses relating to or resulting from any payment obligations of Seller to Buyer for any shortfall of Net Delivered Equity under Section 3.01 of the Agreement or with respect to amounts owed and payable by Seller to Buyer under the Closing Statement or the Operations Settlement.

ARTICLE X.
CONDITIONS

10.01. Seller’s Obligation

The obligation of Seller to perform this Agreement is subject to the following conditions unless waived in writing by Seller:

(a)	The representations and warranties of Buyer in this Agreement shall be true and correct, as evidenced by a certificate executed and delivered at Closing by an officer of Buyer.

(b)
Buyer shall have performed all obligations required to be performed by it under this Agreement on or prior to the Closing Date, as evidenced by a certificate executed and delivered at Closing by an officer of Buyer.

(c)	The City of Vicksburg, Mississippi shall have delivered the Master Agreement Release in the form of “Exhibit Y.”

10.02. Buyer’s Obligation

The obligation of Buyer to perform this Agreement is subject to the following conditions unless waived in writing by Buyer:

(a)	the representations and warranties of Seller in this Agreement shall be true and correct, as evidenced by a certificate executed and delivered at Closing by an officer of Seller;

(b)
Seller shall have performed all obligations required to be performed by it under this Agreement on or prior to the Closing Date, as evidenced by a certificate executed and delivered at Closing by an officer of Seller;

(c)	Buyer shall have, on or before the Closing Date, secured a gaming license from the Gaming Authority to own and operate the Hotel/Casino following Closing.

(d)
No new notice of the type specified in Section 7.04 shall have been received, between the date of this Agreement and the Closing which has resulted or would, if enforced, be likely to result, in: (i) a material closure of the Hotel/Casino after the Closing; or (ii) a material fine or criminal penalty against Buyer. This condition shall be satisfied if Seller: (i) successfully cures or contests the noticed violation, and for such purpose the Closing Date may be extended by Seller at Seller’s election in Seller’s sole discretion, by written notice to Buyer, for one or more periods not to exceed sixty (60) days in the aggregate; or (ii) pays the fine or agrees that the fine shall, if assessed against Buyer, be a Buyer’s Recoverable Loss. A material closure of the Hotel/Casino shall mean a closure of a portion or all of the Hotel/Casino that causes cessation of gaming at more than one-third (1/3) of the gaming positions on the Vessel or one-third (1/3) of the guest rooms in the Hotel/Casino. A material fine against Buyer shall mean a fine in excess of $100,000.

(e)
No new litigation of the type specified in Section 7.05 shall have been filed between the date of this Agreement and the Closing. This condition shall be satisfied if: (i) Seller causes such litigation to be dismissed with prejudice, or adjudicated in Seller’s favor, and, for such purpose, the Closing Date may be extended by Seller at Seller’s election in Seller’s sole discretion, by written notice to Buyer, for one or more periods not to exceed sixty (60) days in the aggregate; or (ii) if the Title Insurer affirmatively insures Buyer, by endorsement of the Title Policy, against loss resulting from an adverse final adjudication of such litigation and either such Title Insurer or Seller agrees to defend such litigation.

(f)
Buyer acknowledges that it shall not be a condition to Closing that Buyer has a net worth sufficient to satisfy the requirements of the Master Agreement to cause Seller and its affiliates to be released from liability from the Master Agreement at Closing. In the event that Buyer does not satisfy the foregoing net worth test, Seller shall be entitled to its remedies under this Agreement.

(g)	Buyer shall have received the fully executed Master Agreement Estoppel at or prior to Closing.

10.03. Failure of Conditions

If the Closing does not occur because of Buyer’s failure to obtain a gaming license from the Gaming Authority as provided in Section 10.02(c), then: (i) the Escrow Agent shall promptly refund the deposit to Buyer; provided that if such failure results from any failure of Buyer to submit its application and all supporting documentation or information requested by the Gaming Authority or its staff, within thirty (30) days after the date of this Agreement, Escrow Agent shall pay to Seller the Deposit; and (ii) if such failure results from any other cause except for a breach of this Agreement by Seller, Escrow Agent shall pay to Seller the Deposit and, in either case, neither party shall have any further liability to the other. If the Closing does not occur because of: (i) a failure of the condition in Section 10.02(d), 10.02(e) or 10.02(g); or (ii) Seller’s failure to cure Title Defects (provided, in such case, that Buyer has delivered to Seller timely written notice of such failure as required by this Agreement); then Escrow Agent shall refund the Deposit to Buyer, and neither party shall have any further liability to the other. Except as provided in this Section above, if the Closing does not occur because a party otherwise fails to perform its obligations hereunder or because of a party’s breach of a covenant, representation or warranty, then the non-defaulting party shall have the remedies provided by Article IX. For purposes of this Section, any failure of the Gaming Authority to issue Buyer’s gaming license for any reason, shall be conclusive of failure of the condition of Section 10.02(c)), without regard to any possibility for appeal or reversal.

ARTICLE XI.
CONVEYANCE OF ASSETS

11.01. Reserved

11.02. Instruments of Conveyance/Closing Documents

The following documents will be executed and delivered by Buyer, Seller or the City of Vicksburg, as indicated, at Closing:

(a)	Special Warranty Deed. Seller shall execute and deliver to Buyer, and Buyer shall accept, a Special Warranty Deed with respect to the Land in the form attached as Exhibit “U.”

(b)	Bill of Sale for Personal Property. Seller shall execute and deliver to Buyer, and Buyer shall accept, a bill of sale in the form attached as Exhibit “V” conveying to Buyer all the Personal Property.

(c)
Operating Agreements/Leases. Seller and Buyer shall execute and deliver counterparts of assignment and assumption agreements in the form attached as Exhibit “W.” Buyer shall deliver any assumption agreements or other documents required by any third party to any such agreements.

(d)
Reservations. Seller and Buyer shall execute and deliver counterparts of an Assignment and Assumption Agreement in the form attached as Exhibit “X” with an attached computer readable list of such reservations, room and facility allocation agreements and Hotel/Casino facilities and service agreements (reflecting the name of the party holding a reservation, date of reservation, room or service to be provided and rate or charges agreed), and frequent player club awards (reflecting the amount of award and name and membership number of the player).

(e)	Master Agreement. Buyer, Seller and City shall execute and deliver an assignment and assumption of the Master Agreement effecting the release of Seller in the form attached as Exhibit “Y.”

(f)
Master Agreement Estoppel. The City shall execute and deliver an Estoppel certificate that confirms the following items: (i)  the Master Agreement is in full force and effect, except as provided in the First Amendment to Master Agreement and,  there are no amendments, modifications, supplements, arrangements modifying, amending or altering the terms of the Master Agreement;  (ii)  there are no existing defaults (or events, that with the passage of time may become defaults) under the Master Agreement; and  (iii) there are no sums with which the City is entitled to receive under the Master Agreement,  except for amounts to be paid between the date of the Estoppel and the Closing.

(g)	Non-Foreign Affidavit. Seller shall execute and deliver a Non Foreign Affidavit in the form attached as Exhibit “Z.”

(h)	Vessel Bill of Sale. Seller shall deliver a Bill of Sale of the Vessel in the form attached as Exhibit “AA.”

(i)	FCC License Transfer Documents. Seller shall deliver documents to transfer FCC License(s) in the form published by the FCC, attached as Exhibit “BB”, as same may be modified by the FCC.

(j)
Closing Statement. Buyer and Seller shall execute and deliver a Closing Statement setting forth the Purchase Price and all adjustments thereto and closing costs provided to be paid under this Agreement.

(k)
Update of Representations and Warranties: Buyer and Seller shall each deliver a certificate updating their respective warranties and representations and, in the case of Seller, if necessary, reflect changes of warranted or represented matters occurring between the date of this Agreement and the Closing, in the form attached as Exhibit “EE.”

(l)	Replacement Guaranty. Buyer shall deliver the Replacement Guaranty signed by Nevada Gold Casinos, Inc. in the form attached as Exhibit “FF,” if required by the City of Vicksburg.

(m)
Transfer of Guest Safe Deposit Items. Buyer and Seller shall confirm the transfer of guest safe or safety deposit box contents by executing and delivering a Transfer of Guest Items in the form attached as Exhibit “HH.”

(n)
Transfer of Guest Baggage. Buyer and Seller shall confirm the transfer of guest baggage entrusted to Seller by executing and delivering a Guests’ Baggage Inventory Certification in the form attached as Exhibit “II.”

(o)	Seller’s Affidavit. Seller shall deliver to the Title Insurer its Seller’s Affidavit in the form attached as Exhibit “JJ.”

(p)	Vehicle Titles. Seller shall deliver to Buyer certificates of titles endorsed for transfer to Buyer for all vehicles included in the Personal Property.

(q)
Certificate of Documentation. Seller shall deliver to Buyer the original Certificate of Documentation for the Vessel on U.S. Coast Guard Form 1270 or such successor form as may be required by the United States Coast Guard.

ARTICLE XII.

INSPECTIONS; TITLE TO REAL PROPERTY

12.01. Title Insurance Commitment.

Seller has obtained and delivered to Buyer Seller’s prior ALTA title insurance policy (the “Prior Title Policy”) with respect to the Land issued by Fidelity National Title Insurance Company of New York, Policy #5312-1065954 and dated July 18, 2003. Seller also has provided to Buyer copies of the documents referenced in the Prior Title Policy as exceptions to coverage. All exceptions to coverage and items contained in the Prior Title Policy, all matters shown on the Prior Title Policy, and all matters shown on the Survey shall be deemed to be “Permitted Exceptions” hereunder. Without limiting the foregoing, Buyer will request that the surveyor who prepared the Survey update and reissue the Survey addressed to Buyer and Buyer’s lender.

12.02. Conveyance of Title.

At Closing, Seller shall convey and transfer to Buyer marketable title to the Property, sufficient to enable Buyer’s title company to issue to Buyer, at Buyer’s expense, the title policies, subject to the Permitted Exceptions. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters, all of which shall be deemed to be “Permitted Exceptions”:

(a) the rights of registered hotel guests, parties to bookings, and other authorized members and users of other facilities;

(b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

(c) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building, zoning and environmental laws, ordinances and regulations, now or hereafter in effect relating to the Hotel/Casino;

(d) any liens for municipal betterments first assessed after the date of this Agreement;

(e) all matters appearing on the Prior Title Policy or shown on the Survey;

(f) any Title Objections not cured by Seller in accordance with Section 12.05; and

(g) Seller may use any portion of the Purchase Price to clear title of any liens and encumbrances required to be removed hereunder so long as any instruments so procured are recorded simultaneously with the deed or, in the case of institutional mortgages, provided that arrangements in accordance with customary conveyancing practices in the State of Mississippi are made for discharges and/or terminations to be promptly procured and recorded after the delivery of the deed.

12.03. Subsequently Arising Title Defects.

Buyer may, within thirty (30) days after the date hereof, notify Seller in writing of any Title Objections (as hereinafter defined) first appearing of record with respect to the Real Property after the effective date of the Prior Title Policy which do not appear on the Prior Title Policy or are not shown on the Survey. As used herein, a “Title Objection” shall mean a lien, encumbrance or other matter of record with respect to the Real Property which (i) reflects a defect in title pursuant to the standards of conveyancing established in the State of Mississippi, and (ii) would materially and adversely interfere with the use or operation of the Hotel/Casino as currently used and operated. In the event Buyer notifies Seller of a Title Objection, then Seller shall have the right, but not the obligation, to remove, bond over, or cause the Title Company to insure over, any such Title Objections; provided, however, Seller (A) shall be obligated to remove, bond over, or cause the Title Company to insure over any mortgages, financing statements and other monetary liens or monetary encumbrances on the Real Property (the “Title Obligations”) and (B) may elect to attempt to remove, bond over or cause to be insured over other Title Objections; provided, further, Seller shall not be obligated to incur more than One Hundred Thousand Dollars ($100,000.00) (in the aggregate) in connection with such attempts, to remove, bond over or cause to be insured over any other Title Objections which are not Title Obligations. Within five (5) Business Days after receipt of Buyer’s notice of Title Objections, Seller shall notify Buyer in writing whether Seller elects to attempt to remove, bond over, or cause the Title Company to insure over any Title Objections that are not Title Obligations. If (x) Seller notifies Buyer that Seller elects not to remove, bond over, or cause the Title Company to insure over any Title Objections that are specified in Buyer’s notice, or that Seller is unable to remove, bond over, or cause the Title Company to insure over such Title Objections prior to the date which is three (3) Business Days prior to the Closing (or any date to which the Closing has been extended pursuant to this Section 12.05 or otherwise by mutual agreement of the parties), or (y) Seller notifies Buyer that the cost of removing, bonding over or insuring over such Title Objections (collectively) exceeds the foregoing amounts, then Buyer shall, within five (5) days after delivery of such notice from Seller notify Seller either (i) that it has elected to proceed with the Closing and accept a conveyance of the Real Property without offset or reduction of the Purchase Price in which event any Title Objections which Seller does not remove, bond over or cause the Title Company to insure over (other than Title Obligations), shall be considered to be Permitted Exceptions; or (ii) that it has elected to terminate this Agreement in which event the Deposit shall be returned to Buyer, this Agreement shall terminate, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder, except to the extent expressly set forth in this Agreement. If Buyer does not so notify Seller within said five (5) day period, then Buyer shall be considered to have elected to accept the conveyance of the Hotel/Casino subject to the Permitted Exceptions, specifically including any such Title Objections, and to proceed with the Closing with no offset or reduction in the Purchase Price. If Seller is obligated to cure or elects to attempt to cure any such Title Objections, then Seller may elect to extend the scheduled date for Closing by a reasonable additional time to effect such a cure, but in no event shall the extension exceed sixty (60) days after the scheduled date for Closing set forth in this Agreement.

12.04. Survey

Prior to the date hereof, Buyer ordered, and shall use its best efforts as soon as possible to obtain, and Seller shall cooperate with Buyer in obtaining, an ALTA/ACSM land title survey (with field notes) of the Hotel/Casino, conforming to the survey standards of Buyer or its lender (the “Survey”). Buyer shall pay the costs of the Survey. Prior to the date hereof, Seller delivered to Buyer a copy of a survey of the Hotel/Casino prepared by Dimco, Inc. and dated 2003 or later. Seller authorizes Buyer to use the services of the surveyor(s) producing such surveys. Buyer shall deliver a copy of the Survey to Seller promptly upon Buyer’s receipt thereof.

12.05.  AS-IS, WHERE-IS

BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE VII OF THIS AGREEMENT AND THE CLOSING DOCUMENTS DELIVERED HEREUNDER, THE PROPERTY IS SOLD “AS-IS-WHERE-IS” AND NEITHER SELLER NOR ANY AGENT OR REPRESENTATIVE OF SELLER HAS MADE, NOR IS SELLER LIABLE FOR OR BOUND IN ANY MANNER BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, PROMISES, STATEMENTS, INDUCEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, THE PHYSICAL CONDITION, INCOME, EXPENSES OR OPERATION THEREOF, THE USES WHICH CAN BE MADE OF THE SAME OR ANY OTHER MATTER OR THING WITH RESPECT THERETO. WITHOUT LIMITING THE FOREGOING, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS DELIVERED HEREUNDER, SELLER IS NOT LIABLE FOR OR BOUND BY (AND BUYER HAS NOT RELIED UPON) ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, FINANCIAL STATEMENTS PERTAINING TO THE OPERATION OF THE PROPERTY OR ANY OTHER INFORMATION RESPECTING THE PROPERTY FURNISHED BY SELLER OR ANY EMPLOYEE, AGENT, CONSULTANT OR OTHER PERSON REPRESENTING OR PURPORTEDLY REPRESENTING SELLER. BUYER ACKNOWLEDGES THAT TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 12.07 ARE CONSPICUOUS DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE, REGULATION OR ORDER. AS PART OF BUYER’S AGREEMENT TO PURCHASE AND ACCEPT THE PROPERTY “AS-IS-WHERE-IS” AND NOT AS A LIMITATION ON SUCH AGREEMENT, BUYER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES AND RELEASES ANY AND ALL ACTUAL OR POTENTIAL RIGHTS BUYER MIGHT HAVE REGARDING ANY FORM OF WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR TYPE, RELATING TO THE PROPERTY AND ANY INFORMATION RESPECTING THE PROPERTY. SUCH WAIVER AND RELEASE IS ABSOLUTE, UNCONDITIONAL, IRREVOCABLE, COMPLETE, TOTAL AND UNLIMITED IN ANY WAY. SUCH WAIVER AND RELEASE INCLUDES, BUT IS NOT LIMITED TO, A WAIVER AND RELEASE OF EXPRESS WARRANTIES, IMPLIED WARRANTIES, WARRANTIES OF FITNESS FOR A PARTICULAR USE, WARRANTIES OF MERCHANTABILITY, WARRANTIES OF HABITABILITY, STRICT LIABILITY RIGHTS AND CLAIMS OF EVERY KIND AND TYPE, INCLUDING, BUT NOT LIMITED TO, CLAIMS REGARDING DEFECTS WHICH WERE NOT OR ARE NOT DISCOVERABLE, PRODUCT LIABILITY CLAIMS, PRODUCT LIABILITY TYPE CLAIMS, ANY RIGHTS AND CLAIMS RELATING TO OR ATTRIBUTABLE TO ENVIRONMENTAL CONDITIONS, ALL OTHER EXTANT OR LATER CREATED OR CONCEIVED OF STRICT LIABILITY OR STRICT LIABILITY TYPE CLAIMS AND RIGHTS. This Section shall survive the Closing without limitation.

ARTICLE XIII.
THE CLOSING

13.01. Time and Place

(a)
Subject to the conditions in Article X, the casualty and condemnation provisions in Article XIV, and Seller’s option to extend the Closing Date in connection with Seller’s election to attempt to cure title defects, the consummation of the transactions contemplated by this Agreement (“Closing”) shall take place on the Closing Date at 9:00 a.m. at the office of the Escrow Agent, or at such other date, place and time as Buyer and Seller may mutually agree upon in writing. Buyer shall take possession of the Property effective as of the Transfer Time.

(b)
In the event the Closing does not occur by August 31, 2008, subject to the rights of Buyer to specific performance, the Agreement shall terminate and the Deposit shall be returned to Buyer, so long as Buyer is in compliance with all of the terms and conditions contained in this Agreement to be performed by Buyer. If Buyer is not in compliance with all of the terms and conditions contained in this Agreement to be performed by Buyer as of such date, and Seller is not in material breach of its obligations in this Agreement (and, if Seller is breach, such breach does not continue for a period of ten (10) business days after Buyer delivers written notice thereof to Seller), the Deposit shall be paid to the Seller as liquidated damages as provided in Section 9.04 In the event the Closing does not occur by August 31, 2008 as a result of the failure of the applicable governmental authorities to issue a decision on Buyer’s application for a gaming license and further provided that such regulatory approval process is ongoing, the outside date for Closing shall be extended to November 30, 2008.

13.02. Price

At the Closing, the Deposit shall be applied to payment of the Purchase Price and Buyer shall pay to Escrow Agent (subject to the adjustments and/or prorations provided by Article V and Sections 13.03, 13.04 and 13.06) the balance of the Purchase Price by federal wire transfer of good and clear funds to a bank account specified by Escrow Agent. Funds representing the balance of the Purchase Price shall be delivered by Escrow Agent to Seller by federal wire after delivery of the Closing documents by Seller to the Escrow Agent but before recording of the deed. In no event shall funds representing the balance of the Purchase Price be wired to Escrow Agent’s bank account by Buyer later than 12:00 noon (central time) on the Closing Date.

13.03. Closing Costs

(a)	Seller shall pay the following costs and expenses at Closing in addition to other items provided to be adjusted in Sections 5.05 and 5.06:

(i)	costs for preparing any instruments of conveyance;

(ii)	Seller’s prorated share of real estate and tangible personal property taxes, rents, or assessments;

(iii)	Seller’s own legal expenses; and

(iv)	50% of any other fees and expenses of closing; and

(v)	any transfer or sales taxes associated with the transactions contemplated herein, including without limitation, transfer taxes due and payable upon the transfer of any of the Property.

(b)	Buyer shall pay the following costs and expenses when due, but no later than at Closing:

(i)	costs of transferring or cancelling (if Seller is not released because of Buyer’s failure to satisfy credit standards) any Operating Agreements;

(ii)	recording fees on all instruments recorded;

(iii)	all costs for issuing the Title Insurance Commitment and the Title Policy and any costs of updating the Surveys;

(iv)	Buyer’s prorated share of all real estate and tangible personal property, taxes, rents, or assessments;

(v)	all licensing fees, including, without limitation, with respect to Buyer’s business, gaming and liquor licenses;

(vi)	Buyer’s own legal expenses; and

(vii)	50% of any other fees or expenses of closing.

13.04. Revenue and Expense Prorations

Seller and Buyer will make appropriate apportionments and pro-rations of expenses, rents, taxes and revenues and settle them by adjustment amounts on the Closing Statement or the Operations Settlement, as the case may be, in accordance with the terms and conditions of this Agreement.

13.05. Closing Documents

At the Closing, Buyer and Seller shall also execute and deliver such documents as are required for the Closing, including, but not limited to, those required by Sections 5.01 and 11.02.

13.06. Gaming Procedures and Prorations

The Purchase Price shall be reduced by the Seller’s liability for amounts shown on:

(a)	Subject to Section 3.01, Seller’s progressive slot machine meters (other than multi-site progressives); and table games with an in-house progressive jackpot feature.

(b)	Buyer shall assume, indemnify and hold Seller harmless from such liability for item 13.06(a) above.

Buyer and Seller shall mutually agree upon a procedure for counting and determining cash and cash equivalents located at the Hotel/Casino (including, without limitation, cash, negotiable instruments, and other cash equivalents located in cages, drop boxes, slot machines and other gaming devices) as of the Transfer Time and Buyer shall pay to Seller as part of the Operations Settlement the amount of cash and cash equivalents so determined.

Pursuant to the State of Mississippi Gaming Regulation III.E.6(a), Seller shall, prior to Closing, submit for approval of the Gaming Authority a plan for the destruction of all chips, tokens and plaquemines at the Hotel/Casino (both as of the Closing Date and at the conclusion of the redemption period provided in the following paragraph). Buyer agrees to cooperate fully with Seller in effectuating the plan that is approved.

Pursuant to State of Mississippi Gaming Regulation III.E.6(b), Seller shall, for a period of not less than 120 days after the cessation of gaming by Seller on the Property, redeem for cash all of Seller’s gaming chips, tokens and plaquemines issued prior to the Closing. The procedures to be used by Seller shall be submitted to the Gaming Authority to the extent required, with a copy to Buyer, as soon as practical. Buyer acknowledges and agrees that to the extent the Gaming Authority allows, at the request of Seller, Buyer shall redeem said chips, tokens and plaquemines and Seller shall reimburse Buyer for said redemption once per week.

Notwithstanding the foregoing two paragraphs, in the event the Gaming Authority authorizes Buyer to use Seller’s chip, tokens and plaquemines after the Transfer Time, Buyer may continue to use Seller’s gaming chips, tokens and plaquemines during the period specified in the License granted to Buyer granted pursuant to Section 4.02. At or before the termination of the License, Buyer shall comply with Mississippi Gaming Regulations III.E.6.(a) and (b) with regard to the redemption of such gaming chips, tokens or plaquemines; provided, however, that Buyer shall deliver Seller’s gaming chips, tokens and plaquemines to Seller F.O.B. the Hotel/Casino and Seller shall be responsible to destroy such items at Seller’s expense and in accordance with all laws and regulations.

Buyer and Seller shall at the Operations Settlement, inventory all chips, tokens and plaquemines. A second inventory shall be taken at the expiration of Buyer’s License and of the 120 day regulatory redemption period. Any increase in the dollar value of the second inventory over the first inventory (unless caused by the placing of new inventory into service following the first inventory) shall be paid by Seller to Buyer within thirty (30) days after the delivery by Buyer to Seller of a certified accounting of the second inventory by Buyer’s certified public accounting firm, or by the Gaming Authority.

Buyer’s and Seller’s obligations with respect to the redemption and destruction of gaming chips, tokens and plaquemines and adjustment for changes in the inventory thereof shall survive Closing.

ARTICLE XIV.
INSURANCE, CONDEMNATION AND CASUALTY

14.01. Insurance

All of Seller’s fire and casualty insurance may be cancelled by Seller as of the date of Closing, and any refunded premiums shall be retained by Seller. Buyer will be responsible for acquiring and placing its casualty insurance and business interruption insurance liability insurance for periods after the Closing.

14.02. Condemnation and Casualty

(a)
If, before the Closing, Seller receives notice that the Hotel/Casino and the Land is to be wholly condemned, or to be condemned in such substantial part as would materially and adversely affect the ability to operate the remainder of the Hotel/Casino, or if the Hotel/Casino is wholly destroyed by fire or other casualty, or if so much of the Hotel/Casino is damaged by fire or other casualty that: (i) the cost of repairing such damage is at least Five Million Dollars ($5,000,000), as determined by the claims adjuster appointed by the casualty insurer(s) insuring the Hotel/Casino for Seller (the “Adjustment”); or (ii) more than one-third (1/3) of the gaming positions on the Vessel or one-third (1/3) of the guest rooms in the Hotel/Casino are out of operation on the Closing Date (collectively and separately the “Threshold”), then, in such event, Buyer and Seller shall each have the right to terminate this Agreement by delivering notice of termination in writing to the other party within ten (10) days after the receipt of notice of such condemnation or Adjustment, as the case may be, (which notice will, to the extent then known, contain the amount of compensation offered for such condemnation or the adjusted amount of damage caused by the casualty, as the case may be) and, upon giving such notice of termination, the Deposit shall be paid by Escrow Agent to Buyer, and Seller and Buyer shall each be released and discharged from any further obligation to each other hereunder; provided, however, that if neither Buyer nor Seller elects to terminate this Agreement, the purchase contemplated herein shall be consummated within the later of: (i) five (5) Business Days after the expiration of such ten (10) day period, or (ii) the Closing Date, and Buyer shall be entitled to, reduction of the Purchase Price in the amount of the Adjustment (the “Casualty Credit”) or to the condemnation award, as the case may be, as full compensation for the damage (but shall itself insure business interruption and have no claim against Seller or Seller’s business interruption insurance) and Seller shall have no responsibility for the restoration and repair of the Property or any resultant loss, directly, by subrogation, or otherwise. If the Adjustment has not been completed and the time for the Buyer and Seller to terminate this Agreement with respect to such casualty and loss has not expired, prior to the Closing Date, the Closing Date shall be extended until two (2) days after the later of: (i) the date upon which the Adjustment is completed, if the adjustment exceeds the Threshold; and (ii) the date of expiration of the time for Buyer and Seller to terminate this Agreement.

(b)
If, before the Closing, the Hotel/Casino is damaged by fire or other casualty to the extent that the cost of repairing or restoring the same, and the number of gaming positions on the Vessel that are out of operation on the Closing Date, are below the Threshold, or if Seller receives notice that the Hotel/Casino and/or Land is to be partially condemned, but without materially and adversely affecting the ability to operate the remaining portion of the Hotel/Casino, then, and in any such event, the Closing shall proceed as scheduled and Buyer shall receive the Casualty Credit or the condemnation award, as the case may be, as full compensation for the damage to the Hotel/Casino (but shall itself insure business interruption and have no claim against Seller or Seller’s business interruption insurance), and Seller shall have no responsibility for restoration or repair of the Property or any resultant loss, directly, by subrogation, or otherwise.

ARTICLE XV.
MISCELLANEOUS COVENANTS AND PROVISIONS

15.01. Assignment; Successors and Assigns

This Agreement may not be assigned by Buyer directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise without the prior written approval of Seller in its sole discretion except to an Affiliate of Buyer who assumes all obligations under this Agreement in writing acceptable to Seller. No assignment shall, in any event, release Buyer from any of its obligations to Seller hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any consideration received by Buyer in connection with the assignment of this Agreement shall, as a condition of any such assignment being effective, be paid to Seller at the time of the assignment by cash or certified check, it being the intent of the parties that Buyer shall not be entitled to receive any profit in connection with any assignment of this Agreement and that all profit pertaining to the sale of the Property shall belong to Seller.

15.02. Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

15.03. Waiver

No failure or delay in acting by any party to this Agreement shall, unless expressly otherwise provided in this Agreement, be deemed a waiver of such party’s rights. Any waiver of rights or remedies shall, unless expressly so provided in this Agreement, be required to be signed by the party charged with the waiver in order for such waiver to be effective.

15.04. Amendments

This Agreement may be modified or amended only by the written consent of both parties.

15.05. Further Agreements

Each party agrees that it will execute and deliver to the other party any additional documents, agreements or instruments necessary or reasonable to give effect to this Agreement or any provision hereof.

Buyer agrees to submit its application for its State of Mississippi Gaming license with the Gaming Authority, any associated applications for finding of suitability or registration as required by the Gaming Authority, and any applications for approval of this Agreement and the transaction(s) contemplated thereby, together with all required supporting information, within thirty (30) days after the execution of this Agreement and to diligently pursue such license application and to schedule and attend hearings, and promptly submit any additional information, documentation, or fees that may be requested by the Gaming Authority. Seller agrees to deliver to the Gaming Authority any plans of the Hotel/Casino and any other information pertaining to the Property that are in its possession and required for Buyer’s gaming license application. Any such information that is confidential or proprietary shall be delivered in a manner that will preserve confidentiality.

15.06. Attorneys’ Fees

In the event that any party is required to retain the services of any attorney to enforce or otherwise litigate or defend any matter or claim arising out of or in connection with this Agreement, then the prevailing party shall, subject to the limitation of Section 9.05, be entitled to its reasonable attorneys’ fees from the other party.

15.07.  Entire Agreement

This Agreement sets forth all the promises, representations, agreements, conditions and understandings relative to the transactions set forth herein, and neither party is relying upon any promises, representations, agreements, conditions or understandings, either oral or written, other than those expressed in this Agreement.

15.08. Brokers and Finders

Buyer represents and warrants to Seller that Buyer has had no dealings, negotiations or consultations with respect to the Property or this transaction with any broker, agent or finder retained exclusively by Buyer. Buyer shall defend, indemnify and save Seller harmless from and against all costs, fees (including, without limitation, attorneys’ fees), expenses, liabilities and claims incurred or suffered by Seller as result of any claim that may be made against Seller with respect to Buyer’s dealings, negotiations or consultations with any broker, agent or finder with respect to the Property retained exclusively by Buyer. In the event that any other advisor, broker, agent or finder claims to have submitted the Property to Buyer or Seller, to have induced Buyer to have taken part in any dealings, negotiations or consultations with respect to the Property or this transaction, Buyer shall also be responsible for and shall defend, indemnify and save Seller harmless from and against all costs, fees (including, without limitation, attorneys’ fees), expenses, liabilities and claims incurred or suffered by Seller as a result of such claim, unless such claim is proven to have resulted from Seller’s engagement of such person.

15.09. Notices

All notices required, permitted, or given pursuant to the provisions of this Agreement shall be in writing, and either hand delivered or delivered by certified mail, postage prepaid, return receipt requested, or by Federal Express, addressed as follows:

If to Buyer:	Robert B. Sturges, Chief Executive Officer c/o Nevada Gold & Casinos, Inc. 3040 Post Oak Blvd., Suite 675 Houston, TX 77056 Phone: (713) 621-2245 Fax: (713) 621-6919 E-mail: rsturges@nevadagold.com

If to Seller:
Donna More, Vice President
Tropicana Casinos and Resorts
740 Centre View Boulevard
Crestview Hills, KY 41017
Phone: (859) 669-1505
Fax: (859) 578-1190
E-mail: dmore@tropicanacasinos.com

and

Tedd Friedman, Esq.
Katz, Teller, Brant & Hild
255 East Fifth Street, Suite 2400
Cincinnati, OH 45202
Phone: 513-721-4532
Fax: 513-762-0013
E-mail: tfriedman@katzteller.com

Notices shall be deemed delivered on the date that is four (4) calendar days after the notice is deposited in the U.S. mail (not counting the mailing date) if sent by certified mail, or, if hand delivered, on the date the hand delivery is made. If given by Federal Express, the notice shall be deemed delivered on the next business day following the date that the notice is deposited with Federal Express. The addresses given above may be changed by any party by notice given in the manner provided herein.

15.10. Section Headings

The section headings of this Agreement are for reference only and shall not be used to construe or interpret this Agreement.

15.11. Governing Law

The laws of the State of Mississippi applicable to contracts made and wholly performed therein shall govern the validity, construction, performance and effect of this Agreement. Further, in the event of any conflict between the exhibits hereto and this Agreement, this Agreement shall control.

15.12. Publicity

Except as may be required under applicable laws including federal securities laws, court process or by obligations pursuant to any listing agreement with any national securities exchange, until the Closing neither party will make any public announcement or issue any press release concerning this Agreement and the transactions contemplated hereby without the consent of the other party, which consent shall not be unreasonably withheld. Subject to the foregoing, Buyer hereby acknowledges and reaffirms that certain confidentiality letter dated June 19, 2007, executed by Buyer in favor of Seller.

15.13. Matters of Drafting

Whenever in this Agreement any words of obligation or duty are used in connection with either party, such words shall have the same force and effect as though framed in the form of express covenants on the part of the party obligated.

Masculine or feminine pronouns shall be substituted for the neuter form and vice versa, and the plural shall be substituted for the singular form and vice versa, in any place or places herein in which the context requires such substitution or substitutions.

15.14. Time of Essence

Time is of the essence of this Agreement and all of the terms, provisions, covenants and conditions hereof.

15.15. Nonwaiver

The failure to enforce or the delay in enforcement of any provision of this Agreement by a party hereto or the failure of a party hereto to exercise any right hereunder shall in no way be construed to be a waiver of such provision or right (or of any other provision or right hereof whether of a similar or dissimilar nature) unless such party expressly waives such provision or right in writing.

In Witness Whereof, this Agreement has been duly executed and delivered as of the date first above written.

BUYER:
NEVADA GOLD VICKSBURG, LLC

By:	/s/ Robert B. Sturges, CEO
Nevada Gold & Casinos, Inc.
Its:	Member

SELLER:

COLUMBIA PROPERTIES VICKSBURG, LLC

By:	/s/ Columbia Properties Vicksburg, LLC

GUARANTY

Columbia Sussex Corporation, a Kentucky corporation (“CSC”) hereby guarantees the prompt payment and performance of the Seller’s indemnity obligations contained in Section 9.03 of the Agreement, as limited by the express terms and conditions of Article IX therein. Except as provided in the foregoing sentence, CSC is not liable for any obligation of the Seller under the foregoing Agreement.

COLUMBIA SUSSEX CORPORATION

By: /s/ William J. Yung
William J. Yung, President

LIST OF EXHIBITS

EXHIBIT A	Legal Description

EXHIBIT A-1	Survey

EXHIBIT B	Operating Agreements

EXHIBIT C	Promissory Note

EXHIBIT D	Purchase Price Allocation

EXHIBIT E	Passenger/Delivery Vehicles

EXHIBIT F	Notices of Violation

EXHIBIT G	Licenses and Permits

EXHIBIT H	Operating Agreements to be Terminated at Closing

EXHIBIT I	Leases to be Assumed

EXHIBIT J	Trademarks and Service Marks

EXHIBIT K	Employee Positions

EXHIBIT L	FCC License(s)

EXHIBIT M	Corp of Engineers Permit(s)

EXHIBIT N	Buyer’s Principal Information Statement and Buyer’s Financial Statement and Certificate

EXHIBIT O	Escrow Agreement

EXHIBIT P-1	System Marks

EXHIBIT P-2	Licensed Marks

EXHIBIT Q	Purpose of Marks

EXHIBIT R	Excluded Software

EXHIBIT S	Historic Operating Agreements

EXHIBIT T	Reserved

EXHIBIT U	Special Warranty Deed

EXHIBIT V	Bill of Sale Personal Property

EXHIBIT V-1	Excluded Personal Property

EXHIBIT V-2	Bill of Sale

EXHIBIT W	Assignment and Assumption of Operating Agreements/Lease

EXHIBIT X	Assignment and Assumption of Reservations and Frequent Player Awards

EXHIBIT Y	Assignment and Assumption of Master Agreement and Release/Replacement Guaranty

EXHIBIT Z	Non-Foreign Affidavit

EXHIBIT AA	Vessel Bill of Sale

EXHIBIT BB	FCC License Assignment

EXHIBIT CC	Reserved

EXHIBIT DD	Reserved

EXHIBIT EE	Update of Warranties and Representations

EXHIBIT FF	Replacement Guaranty

EXHIBIT GG	Reserved

EXHIBIT HH	Transfer of Guest Items

EXHIBIT II	Guest’s Baggage Inventory Certification

EXHIBIT JJ	Seller’s Affidavit

LIST OF EXHIBITS

EXHIBIT A	Legal Description

EXHIBIT A-1	Survey

EXHIBIT B	Operating Agreements

EXHIBIT C	Promissory Note

EXHIBIT D	Purchase Price Allocation

EXHIBIT E	Passenger/Delivery Vehicles

EXHIBIT F	Notices of Violation

EXHIBIT G	Licenses and Permits

EXHIBIT H	Operating Agreements to be Terminated at Closing

EXHIBIT I	Leases to be Assumed

EXHIBIT J	Trademarks and Service Marks

EXHIBIT K	Employee Positions

EXHIBIT L	FCC License(s)

EXHIBIT M	Corp of Engineers Permit(s)

EXHIBIT N	Buyer’s Principal Information Statement and Buyer’s Financial Statement and Certificate

EXHIBIT O	Escrow Agreement

EXHIBIT P-1	System Marks

EXHIBIT P-2	Licensed Marks

EXHIBIT Q	Purpose of Marks

EXHIBIT R	Excluded Software

EXHIBIT S	Historic Operating Agreements

EXHIBIT T	Reserved

EXHIBIT U	Special Warranty Deed

EXHIBIT V-1	Excluded Personal Property

EXHIBIT V-2	Bill of Sale

EXHIBIT W	Assignment and Assumption of Operating Agreements/Lease

EXHIBIT X	Assignment and Assumption of Reservations and Frequent Player Awards

EXHIBIT Y	Assignment and Assumption of Master Agreement and Release/Replacement Guaranty

EXHIBIT Z	Non-Foreign Affidavit

EXHIBIT AA	Reserved

EXHIBIT BB	FCC License Assignment

EXHIBIT CC	Reserved

EXHIBIT DD	Assignment and Assumption of Agreement and Release

EXHIBIT EE	Update of Warranties and Representations

EXHIBIT FF	Replacement Guaranty

EXHIBIT GG	Reserved

EXHIBIT HH	Transfer of Guest Items

EXHIBIT II	Guest’s Baggage Inventory Certification

EXHIBIT JJ	Seller’s Affidavit

EXHIBIT A
Legal Description

EXHIBIT A-1
Survey

See Dimco, Inc. Survey previously provided to Buyer.

EXHIBIT B
Operating Agreements

1)	Wide Area Network Services Agreement between Harrah’s Vicksburg Corporation and Bally Gaming, Inc. dated November 13, 2001

2)	Casino Services Agreement between Wimar Tahoe Corporation dba Columbia Entertainment and Columbia Properties Vicksburg, LLC dated January 3, 2007 [to be terminated at closing]

3)	Service Agreement between Columbia Sussex Corporation and Columbia Properties Vicksburg, LLC dated October 27, 2003 [to be terminated at closing]

4)	Mississippi $1,000,000 Pyramid Nickel Progressive Agreement between IGT and Harrah’s Vicksburg Corporation dated June 21, 2001 and addendum thereto dated June, 2001

5)	Mississippi “Diamond Cinema Nickel” Progressive Agreement between IGT and Harrah’s Vicksburg Corporation dated August 16, 2002 and addendum thereto dated August 8, 2002

6)	Mississippi Megabucks Gaming Rights Agreement between IGT and Harrah’s Vicksburg Corporation dated May 10, 1995

7)	Mississippi Regis Cash Club Nickel Progressive Agreement between IGT and Harrah’s Vicksburg Corporation dated January 23, 2002 and addendum thereto dated January, 2002

8)	Mississippi Wheel of Fortune Half Dollar Progressive Agreement between IGT and Harrah’s Vicksburg Corporation dated May 3, 2001 and addendum thereto dated April 30, 2001

9)	Mississippi Wheel of Fortune Dollar Progressive Agreement between IGT and Harrah’s Vicksburg Corporation dated June 13, 2000 and addendum thereto dated June 13, 2000

10)	Mississippi Wheel of Fortune Quarter Progressive Agreement between IGT and Harrah’s Vicksburg Corporation dated June 13, 2000 and addendum thereto dated June 13, 2000

11)	Parts and Labor Service Agreement between Mid-South Automatic Door Division of Crain Enterprises, Inc. and Horizon Casino and Hotel

12)	Assignment Agreement between Avaya, Inc., Harrah’s Vicksburg Corporation and Columbia Sussex Corporation

13)	Addendum to Purchase/Service Agreement Contract No. 00227780749 Order No. 22032130 between Avaya, Inc. and Harrah’s Vicksburg Corporation dated February 4, 2002

14)
Preventative Maintenance Inspection Agreement between Cummins Allison Corp. and Harrah’s Vicksburg dated February 15, 1994 and corresponding Consent and Release to Assignment of Operating Agreement executed by Cummins Allison Corp. dated August 12, 2003

15)
Master Maintenance Agreement between Dover Elevator Company and Harrah’s Casino dated November 18, 1994 and corresponding Consent and Release to Assignment of Operating Agreement executed by Dover Elevator Company dated September 4, 2003

16)	Equipment Sale Agreement between AGI Distribution, Inc. dba Acres Gaming Incorporated and Columbia Properties Vicksburg, LLC dated August 1, 2003

17)	Assignment and Assumption of Purchase and Sale Agreement between Ft. Mitchell Construction Company and Columbia Properties Vicksburg, LLC dated July 15, 2003 [to be terminated at closing]

18)	Order and Agreement for Painted Bulletins between Goodview Outdoor, LLC and Harrah’s Vicksburg Corporation dated September 1, 2002 and addendum thereto dated August, 2002

19)	Order and Agreement for Painted Bulletins between Goodview Outdoor, LLC and Harrah’s Vicksburg Corporation dated September 1, 2002 and addendum thereto dated August, 2002

20)	Order and Agreement for Painted Bulletins between Goodview Outdoor, LLC and Harrah’s Vicksburg Corporation dated September 1, 2002 and addendum thereto dated August, 2002

21)
Airport Advertising Agreement between Interspace Airport Advertising and Harrah’s Casino and Hotel dated May 3, 2000 [written notice of termination of this agreement has been delivered with an effective termination date of March 31, 2008]

22)
Service Agreement between Metro-Communications, Inc. and Harrah’s Casino-Hotel dated April 23, 1997 and corresponding Consent and Release to Assignment of Operating Agreement executed by Metro-Communications, Inc. dated August 12, 2003

23)
Service Agreement between Metro-Communications, Inc. and Harrah’s dated May 28, 1997 and corresponding Consent and Release to Assignment of Operating Agreement executed by Metro-Communications, Inc. dated August 12, 2003

24)
Bulletin Contract between The Lamar Companies and Harrah’s Vicksburg Corporation dated October 25, 2002 and addendum thereto dated November, 2002 and corresponding Consent and Release to Assignment of Operating Agreement executed by Lamar-Jackson, MS

25)
Bulletin Contract between The Lamar Companies and Harrah’s Vicksburg Corporation dated October 25, 2002 and addendum thereto dated November 25, 2002 and corresponding Consent and Release to Assignment for second October 25, 2002 Contract

26)
Bulletin Contract between The Lamar Companies and Harrah’s Vicksburg Corporation dated December 9, 2002 and addendum thereto dated February 25, 2003 and corresponding Consent and Release to Assignment of Operating Agreement executed by Lamar-Jackson, MS

27)
Bulletin Contract between The Lamar Companies and Harrah’s Vicksburg Corporation dated March 13, 2003 and addendum thereto dated April, 2003 and corresponding Consent and Release to Assignment of Operating Agreement executed by Lamar-Jackson, MS

28)
Bulletin Contract between The Lamar Companies and Harrah’s Vicksburg Corporation dated August 2, 2002 and corresponding Consent and Release to Assignment of Operating Agreement executed by Lamar-Jackson, MS

29)
Bulletin Contract between The Lamar Companies and Harrah’s Vicksburg Corporation dated February 5, 2003 and addendum thereto dated February, 2003 and corresponding Consent and Release to Assignment of Operating Agreement executed by Lamar-Jackson, MS

30)
Bulletin Contract between The Lamar Companies and Harrah’s Vicksburg Corporation dated April 23, 2003 and addendum thereto dated April, 2003 and corresponding Consent and Release to Assignment of Operating Agreement executed by Lamar-Jackson, MS

31)
Bulletin Contract between The Lamar Companies and Harrah’s Vicksburg Corporation dated March 13, 2003 and addendum thereto dated April, 2003 and corresponding Consent and Release to Assignment of Operating Agreement executed by Lamar-Jackson, MS

32)
Bulletin Contract between The Lamar Companies and Harrah’s Vicksburg Corporation dated July 12, 2002 and corresponding Consent and Release to Assignment of Operating Agreement executed by Lamar-Jackson, MS dated October 9, 2003

33)
Bulletin Contract between The Lamar Companies and Harrah’s Vicksburg Corporation dated March 13, 2003 and addendum thereto dated April, 2003 and corresponding Consent and Release to Assignment of Operating Agreement executed by Lamar-Jackson, MS

34)
Bulletin Contract between The Lamar Companies and Harrah’s Vicksburg Corporation dated January 3, 2003 and addendum thereto dated February 25, 2003 and corresponding Consent and Release to Assignment for January 3, 2003

35)	On Command Service Agreement between On Command Video Corporation and Columbia Properties Vicksburg, LLC dated January 9, 2004

36)
On Command Video Service Agreement between on Command Video Corporation and Harrah’s Vicksburg Corporation dated September 7, 1993 and corresponding Consent and Release to Assignment of Operating Agreement executed by On Command Video Corporation

37)
Order and Agreement for Painted Bulletins between Outdoor Visuals of Mississippi, LLC and Harrah’s Vicksburg Corporation dated July 9, 2002 and addendum thereto dated July, 2002 and corresponding Consent and Release to Assignment of Operating Agreement executed by Outdoor Visuals of Mississippi, LLC dated August 15, 2003

38)	“S.M.A.R.T.” Service Agreement between Horizon’s Casino and Hermetic Rush Services, Inc. dated January 28, 2004

39)	Agreement between Horizon Casino and Schindler Elevator Corporation dated September 1, 2005

40)	Agreement between Scallions Lawn Service and Horizon Hotel Casino dated April 27, 2006

41)	Agreement between Loop Linen Service, Incorporated and Horizon Hotel and Casino dated August 30, 2006

EXHIBIT C

Promissory Note

PROMISSORY NOTE

$_____________	___________, 2008

FOR VALUE RECEIVED, ____________ ("Maker") promises to pay to the order of ______________ ("Holder"), at ___________________, or such other address as Holder may from time to time designate, the principal sum of ____________________________ DOLLARS ($____________), together with interest thereon from the date hereof. Principal and interest shall be payable in immediately available funds in lawful money of the United States of America without set-off, deduction or counterclaim.

Interest on this Note shall accrue at the "Target Rate" (as defined below), plus one percent (1%). The Target Rate on the date of this Note is __________ percent (___%) and the initial interest rate as of the date of this Note is __________ percent (___%). The interest rate will be adjusted on each date of change in the Target Rate to reflect the Target Rate in effect on the date of adjustment. For purposes of this Note, the "Target Rate" shall be the amount charged to Maker for mezzanine financing provided by CIBC (or such other financing source used by Maker). Accrued interest on this Note will be due and payable concurrently with payments of principal.

The entire outstanding principal amount of, and all accrued and unpaid interest on, this Note shall be due and payable in full on _______________, 20__ [three (3) years after Closing] (the "Maturity Date").

Payments received will be applied in the following order: (i) to repayment of any amounts owed to Holder for charges, fees and expenses (including reasonable attorneys’ fees), (ii) to accrued interest, and (iii) to principal. Maker may prepay this Note in whole or in part at any time without penalty or premium. Partial payments will be applied first to accrued and unpaid interest and second to reduce the remaining payments of principal balance of this Note in the inverse order of their maturity. Partial prepayments will not affect the due date or amount of any installment owing under this Note, except as expressly stated in the preceding sentence.
Maker shall pay on demand all costs of collection of any amounts due under this Note, or in connection with the enforcement of or realization on any security for this Note, including without limitation reasonable attorneys' fees and expenses. Upon the occurrence and during the continuance of an event of default (as defined below) or after the Maturity Date, interest shall accrue at a rate per annum equal to the sum of 5.0% plus the rate provided for herein. If any amount due under this Note is unpaid for ten (10) days or more, Maker shall pay a late charge equal to 5.0% of such unpaid amount, in addition to any other sums due under this Note (and without limiting Holder's other remedies on account thereof).

The unpaid principal balance of this Note, together with all accrued interest, will become immediately due and payable at the option of Holder upon the occurrence of any of the following events of default: (a) Maker's failure to make payment of any amount due under this Note when due; (b) if Maker disposes of a substantial part of its business or assets, whether by sale, lease, merger, consolidation, or in any other manner, and whether in one transaction or in a series of related transactions; (c) if a petition or other request for relief is filed by or with the consent of Maker under any bankruptcy, insolvency, or reorganization law providing for the relief of debtors; (d) if a petition or other request for relief is filed against Maker under any such law and is not dismissed within sixty (60) days of filing; (e) if Maker becomes insolvent or executes an assignment for the benefit of creditors, or if any appointment is made of a receiver or trustee for any property of Maker; (f) upon Maker’s dissolution; or (g) if Maker defaults in the payment or performance of any obligations required to be paid or performed by it pursuant to its primary bank financing and such default authorizes or permits the lender thereunder to accelerate repayment of such financing.

No delay or omission of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. A waiver on any one occasion shall not be construed as a bar to or a waiver of any such right on any future occasion.

Maker waives presentment, notice of protest, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

Neither the liability of Maker nor the rights of Holder shall be affected by and Maker consents to and waives notice of (a) any renewal or extension of time for payment of this Note, on any terms and at any rate of interest, or any other indulgence granted by Holder; (b) any addition or release (including a discharge in bankruptcy) of any person primarily or secondarily liable for payment of this Note; (c) any substitution, exchange, surrender, or release of any collateral securing payment of this Note; (d) any delay, omission, or forbearance in the enforcement of payment of this Note; or (e) any delay, omission, or forbearance by Holder in exercising any right or power with respect to this Note.

This Note shall be binding upon Maker and Maker’s heirs, successors, assigns and legal representatives, and shall inure to the benefit of Holder and Holder’s heirs, successors, endorsees, assigns, and legal representatives.
Maker: (a) consents to the application of Kentucky law to any dispute arising under this Note (without reference to its conflicts of laws principles) and to the jurisdiction of the federal and state courts Commonwealth of Kentucky over any suit brought in connection with this Note; (b) waives and agrees to waive any objection to such a suit being so brought by reason of the lack of personal jurisdiction of any such court or any claim that any such court constitutes an inconvenient forum; (c) agrees that it may be served with process in any such suit by notice delivered to its then current address. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR HOLDER TO EXTEND CREDIT TO MAKER, MAKER WAIVES TRIAL BY JURY.

Witness:	Maker:

__________________________________

____________________________________	By: _______________________________
Print Name:________________________________	Print Name:__________________________
Title:_______________________________

EXHIBIT D

Purchase Price Allocation

Description	Amount

Land	$3,500,000.00

Land Improvements	$8,500,000.00
(includes parking garage,
paved parking, ramps, etc.)

Building	$19,000,000.00

Personal Property/Casino Equipment	$3,000,000.00

Boat	$1,000,000.00

Total	$35,000,000.00

EXHIBIT E

Passenger/Delivery Vehicles

None.

EXHIBIT F

Notices of Violation

1)	City of Vicksburg Building and Inspections Department notice of deficiencies/violations dated October 5, 2007

EXHIBIT G

Licenses and Permits

1)	Gaming License No. 593 issued by the State of Mississippi on October 27, 2006

2)	Alcoholic Beverage Permit No. 021934 issued by Mississippi State Tax Commission Alcoholic Beverage Control Division on November 19, 2003

3)	Food Facility Permit No. 4240040-148697 issued by Mississippi State Department of Heath on November 24, 2003

4)	Food Facility Permit No. 4240040-148695 issued by Mississippi State Department of Heath on November 24, 2003

5)	Food Facility Permit No. 4240040-148699 issued by Mississippi State Department of Heath on November 24, 2003

6)	Food Facility Permit No. 4240040-148691 issued by Mississippi State Department of Heath on November 24, 2003

7)	Food Facility Permit No. 4240040-148693 issued by Mississippi State Department of Heath on November 24, 2003

8)	Beer Permit and Privilege License No. 75-13080-7 issued by State of Mississippi on August 6, 2004

9)	Beer Permit and Privilege License No. 75-13070-8 issued by State of Mississippi on August 6, 2004

10)	Privilege License No. 2008 55 issued by City of Vicksburg on October 1, 2007

11)	Elevator Permit

EXHIBIT H
Operating Agreements to be Terminated at Closing

1)	Casino Services Agreement between Wimar Tahoe Corporation dba Columbia Entertainment and Columbia Properties Vicksburg, LLC dated January 3, 2007

2)	Service Agreement between Columbia Sussex Corporation and Columbia Properties Vicksburg, LLC dated October 27, 2003

3)	Assignment and Assumption of Purchase and Sale Agreement between Ft. Mitchell Construction Company and Columbia Properties Vicksburg, LLC dated July 15, 2003

EXHIBIT I
Leases to be Assumed

1)	ATM Lease and Exclusivity Agreement between Columbia Properties Vicksburg, LLC and Hibernia National Bank dated October 2, 2003

2)
Warehouse Lease Agreement between Jim Powers and Harrah’s Vicksburg Corporation dated February 1, 1999 and corresponding Consent and Release to Assignment of Operating Agreement executed by Jim Powers dated September 15, 2003

3)
Fax Equipment Lease Agreement between Lanier Worldwide, Inc. and Harrah’s Vicksburg Corporation dated August 1, 2001 and corresponding Consent and Release to Assignment of Operating Agreement executed by Lanier Worldwide, Inc. dated August 13, 2003

4)
Fax Equipment Lease Agreement between Lanier Worldwide, Inc. and Harrah’s Vicksburg Corporation dated September 1, 2001 and corresponding Consent and Release to Assignment of Operating Agreement executed by Lanier Worldwide, Inc. dated August 8, 2003

5)
Billboard Lease Agreement between OMI Enterprises and Harrah’s Vicksburg Corporation dated October 12, 2001 and corresponding Consent and Release to Assignment of Operating Agreement executed by OMI Enterprises dated August 27, 2003

6)	Billboard Lease Agreement between Outdoor Visuals of Mississippi, LLC and Harrah’s Vicksburg Corporation dated July 9, 2002

7)
Lease Agreement between Pitney Bowes Credit Corporation and Harrah’s Casino and corresponding Assignment of Lease and Assumption Agreement between Harrah’s Casino, Columbia properties Vicksburg, LLC and Pitney Bowes Credit Corporation dated September 19, 2003

8)	Second Riverboat Property Lease between Harrah’s Vicksburg Corporation and the Mayor and Aldermen of the City of Vicksburg dated June 23, 1993

9)
Master Agreement of Purchase and Sale between the Mayor and Aldermen of the City of Vicksburg, Mississippi and Harrah’s Vicksburg Corporation dated January 21, 1993 and accompanying first amendment dated May 7, 1993

10)	Amended and Restated Master Agreement of Purchase and Sale between the Mayor and Aldermen of the City of Vicksburg, Mississippi and Columbia Properties Vicksburg, LLC dated October 24, 2003

11)	Master Lease Agreement between Sharp Electronics Financial Services and Columbia Properties Vicksburg, LLC dated September 26, 2003

12)	Encroachment Agreement between City of Vicksburg, Mississippi and Harrah’s Vicksburg Corporation dated June 2, 2003

13)	Second Encroachment Agreement between City of Vicksburg, Mississippi and Harrah’s Vicksburg Corporation dated June 10, 2003

14)	Agreement between Harrah’s Vicksburg Corporation and MidSouth Rail Corporation dated June 21, 1993

(a)  EXHIBIT J
Trademarks and Service Marks

(b)	1)	Horizon Casino

(c)

(d)

(e)

(f)

EXHIBIT K
Employee Positions

Vicksburg - 62 Active Employees

Loc	Dept	Employee#	Employee Name	Pay Rate	Hire Date	Job Class
62	1500	13491		12.61	12/28/1993	ACCOUNTING/FINANCE
62	1500	10746		15.38	4/20/1998	ACCOUNTING/FINANCE
62	1500	10632		8.48	6/04/2005	ACCOUNTING/FINANCE
62	1500	10874		8.48	8/13/2005	ACCOUNTING/FINANCE
62	1500	13392		8.24	9/17/2006	ACCOUNTING/FINANCE
62	1500	11295		28.84	11/1/1993	ASSISTANT CASINO GEN MGR
62	401	11524		9.5	2/13/1994	BAR SERVER
62	401	11393		9.45	6/07/2004	BAR SERVER
62	401	11440		8	6/01/2005	BAR SERVER
62	401	10969		8.2	8/19/2005	BAR SERVER
62	401	11209		8.24	6/23/2006	BAR SERVER
62	401	17062		8	8/02/2007	BAR SERVER
62	401	32771		8	9/07/2007	BAR SERVER
62	401	11885		8	5/16/2006	BARBACK
62	401	15441		8	4/03/2007	BARBACK
62	401	32881		8	10/7/2007	BARBACK
62	401	10780		7.39	10/21/2005	BARSEVER
62	401	10837		5.15	10/27/2006	BARSEVER
62	401	10130		5.15	11/28/2006	BARSEVER
62	401	14259		9	12/28/2006	BARSEVER
62	401	14640		5.15	1/26/2007	BARSEVER
62	401	14834		5.85	2/27/2007	BARSEVER
62	401	15921		5.15	5/12/2007	BARSEVER
62	401	17411		5.15	8/09/2007	BARSEVER
62	401	17410		5.15	9/07/2007	BARSEVER
62	401	32867		5.15	9/27/2007	BARSEVER
62	401	32866		5.15	9/28/2007	BARSEVER
62	401	32962		5.15	10/13/2007	BARSEVER
62	401	32963		5.15	10/16/2007	BARSEVER
62	401	11669		15.38	6/18/2004	BEV SUP
62	306	10669		11.25	5/28/2001	BQT CAPT
62	301	11146		7.43	5/27/2005	BUS HELP
62	301	10700		7.43	1/06/2006	BUS HELP
62	301	14374		7	10/20/2006	BUS HELP
62	301	32654		7	9/07/2007	BUS HELP
62	170	13468		10.25	4/26/1999	CAGE CASHIER
62	170	10719		9.56	3/01/2002	CAGE CASHIER
62	170	13489		8.94	11/13/2004	CAGE CASHIER
62	170	10923		10	12/5/2004	CAGE CASHIER
62	170	10673		8.67	11/15/2005	CAGE CASHIER
62	170	11004		8.75	5/12/2006	CAGE CASHIER
62	170	11367		8.5	9/02/2006	CAGE CASHIER

62	170	11655	10	10/8/2006	CAGE CASHIER
62	170	11870	8.75	10/16/2006	CAGE CASHIER
62	170	15920	8.5	5/12/2007	CAGE CASHIER
62	170	15922	8.5	5/12/2007	CAGE CASHIER
62	170	15923	8.5	5/12/2007	CAGE CASHIER
62	170	15978	8.5	5/20/2007	CAGE CASHIER
62	170	16731	8.5	7/07/2007	CAGE CASHIER
62	170	33053	8.5	10/19/2007	CAGE CASHIER
62	170	11024	11.78	7/24/2005	CAGE MAIN BANK
62	170	10843	10.3	2/23/2007	CAGE MAIN BANK
62	170	15785	10	5/06/2007	CAGE MAIN BANK
62	170	15924	10	5/12/2007	CAGE MAIN BANK
62	170	17267	10	8/25/2007	CAGE MAIN BANK
62	170	14848	11.78	2/16/2007	CAGE SHIFT SUPER
62	170	32709	11.3	9/16/2007	CAGE SHIFT SUPER
62	301	12368	7.69	6/06/2005	CASHIER
62	301	13494	8	1/21/2006	CASHIER
62	301	15937	7	5/19/2007	CASHIER
62	1500	10799	11.53	1/12/2005	CASINO ACCOUNTANT
62	1500	11738	12.83	11/4/1993	CASINO ADMIN ASST. G&A
62	1500	13590	8.54	8/23/1999	CASINO ADMIN ASST. G&A
62	1500	11151	10.01	3/06/2000	CASINO ADMIN ASST. G&A
62	1500	10878	13.79	10/20/2003	CASINO ADMIN ASST. G&A
62	1500	13388	21.78	12/8/1993	CASINO CONTROLLER
62	120	10875	6.56	11/8/1993	CASINO DEALER
62	120	13512	6.64	11/8/1993	CASINO DEALER
62	120	13562	7.46	11/8/1993	CASINO DEALER
62	120	10714	7.11	11/13/1993	CASINO DEALER
62	120	11016	7.26	11/13/1993	CASINO DEALER
62	120	12162	6.9	11/13/1993	CASINO DEALER
62	120	11009	6.9	3/16/1994	CASINO DEALER
62	120	13500	6.41	6/24/1994	CASINO DEALER
62	120	11040	7.1	10/27/1995	CASINO DEALER
62	120	10857	5.95	4/11/1997	CASINO DEALER
62	120	13456	6.02	3/09/1999	CASINO DEALER
62	120	13477	6.01	7/19/1999	CASINO DEALER
62	120	14388	6.5	6/08/2000	CASINO DEALER
62	120	13503	6.9	1/07/2002	CASINO DEALER
62	120	10128	6.9	8/11/2003	CASINO DEALER
62	120	10713	5.84	8/06/2004	CASINO DEALER
62	120	11029	5.62	8/28/2004	CASINO DEALER
62	120	13425	5.52	3/04/2005	CASINO DEALER
62	120	11279	6.9	4/19/2005	CASINO DEALER
62	120	10800	6.63	2/15/2006	CASINO DEALER
62	120	11269	5.72	3/06/2006	CASINO DEALER
62	120	10600	5.41	3/31/2006	CASINO DEALER
62	120	10693	6.69	5/19/2006	CASINO DEALER
62	120	10701	6.69	5/26/2006	CASINO DEALER
62	120	11763	5.35	9/01/2006	CASINO DEALER
62	120	13402	6.69	9/08/2006	CASINO DEALER

62	120	10449	6.5	9/18/2006	CASINO DEALER
62	120	13557	7.5	9/29/2006	CASINO DEALER
62	120	10847	5.66	10/14/2006	CASINO DEALER
62	120	10823	5.5	12/16/2006	CASINO DEALER
62	120	14915	5.5	3/06/2007	CASINO DEALER
62	120	15237	6.5	3/09/2007	CASINO DEALER
62	120	15445	5.25	4/04/2007	CASINO DEALER
62	120	15591	5.5	4/06/2007	CASINO DEALER
62	120	15593	6.5	4/06/2007	CASINO DEALER
62	120	15775	6.25	4/20/2007	CASINO DEALER
62	120	16312	6.5	6/08/2007	CASINO DEALER
62	120	16567	6	6/22/2007	CASINO DEALER
62	120	16669	6.5	6/29/2007	CASINO DEALER
62	120	16826	6.5	7/16/2007	CASINO DEALER
62	120	17245	5.5	8/23/2007	CASINO DEALER
62	120	17266	5.5	8/24/2007	CASINO DEALER
62	120	17385	6.5	9/07/2007	CASINO DEALER
62	120	32752	5.5	9/21/2007	CASINO DEALER
62	120	32754	6.5	9/21/2007	CASINO DEALER
62	120	32868	6.5	10/1/2007	CASINO DEALER
62	120	33113	5.5	10/26/2007	CASINO DEALER
62	120	10384	18.57	11/13/1993	CASINO GAMES FLOOR/DEALER
62	120	10926	16.55	11/13/1993	CASINO GAMES FLOOR/DEALER
62	120	13560	16.23	11/13/1993	CASINO GAMES FLOOR/DEALER
62	120	11812	18	10/7/2005	CASINO GAMES FLOOR/DEALER
62	120	11980	17	8/24/2006	CASINO GAMES FLOOR/DEALER
62	120	15242	17	3/09/2007	CASINO GAMES FLOOR/DEALER
62	120	11014	22.96	11/13/1993	CASINO GAMES SHIFT MGR
62	120	11737	20.6	11/13/1993	CASINO GAMES SHIFT MGR
62	120	10687	18.99	5/19/1995	CASINO GAMES SHIFT MGR
62	120	11173	22.29	5/19/1995	CASINO GAMES SHIFT MGR
62	120	10585	21	9/17/2004	CASINO GAMES SHIFT MGR
62	120	11035	19.1	11/20/1993	CASINO GAMES SUPER
62	1500	10716	38.46	8/27/2006	CASINO GENERAL MANAGER
62	1510	15330	25	3/09/2007	CASINO HR MANAGER
62	1360	10905	16.3	5/17/1999	CASINO INSPECT UTILITY
62	1500	15778	23.79	5/01/2007	CASINO MIS
62	1150	10809	18.32	12/13/1996	CASINO MRKT SPEC EVENTS MGR
62	120	11501	10.7	12/15/1997	CASINO PIT CLERK
62	120	10872	7.96	11/12/2004	CASINO PIT CLERK
62	120	10670	9.02	1/22/2005	CASINO PIT CLERK
62	120	16764	8.5	7/06/2007	CASINO PIT CLERK
62	120	32965	8.5	10/12/2007	CASINO PIT CLERK
62	185	10914	11.57	7/19/1999	CASINO PREM PLAYER HOST
62	185	13431	11.55	7/24/2000	CASINO PREM PLAYER HOST
62	185	11106	11.58	9/23/2002	CASINO PREM PLAYER HOST
62	185	13488	8.58	7/08/2005	CASINO PREM PLAYER HOST
62	185	16840	8.67	7/06/2007	CASINO PREM PLAYER HOST
62	185	17101	8.5	8/03/2007	CASINO PREM PLAYER HOST

62	185	17344	8.5	8/29/2007	CASINO PREM PLAYER HOST
62	185	32684	8.5	9/15/2007	CASINO PREM PLAYER HOST
62	185	13417	17.34	7/25/1997	CASINO PREM PLAYER MGR
62	1610	11624	16.43	10/29/1993	CASINO SECURITY OFFICER
62	1610	10894	11.9	2/23/1994	CASINO SECURITY OFFICER
62	1610	10892	15.96	4/15/1994	CASINO SECURITY OFFICER
62	1610	13375	9.91	2/14/1997	CASINO SECURITY OFFICER
62	1610	13412	10.73	12/8/1997	CASINO SECURITY OFFICER
62	1610	11070	9.62	9/14/1998	CASINO SECURITY OFFICER
62	1610	10873	10.83	1/17/2000	CASINO SECURITY OFFICER
62	1610	13588	8.64	11/30/2000	CASINO SECURITY OFFICER
62	1610	11544	9	7/15/2002	CASINO SECURITY OFFICER
62	1610	13554	14.42	3/29/2003	CASINO SECURITY OFFICER
62	1610	11072	10.3	12/6/2003	CASINO SECURITY OFFICER
62	1610	10781	9.01	1/24/2004	CASINO SECURITY OFFICER
62	1610	13513	8.71	3/27/2005	CASINO SECURITY OFFICER
62	1610	11038	10	4/29/2005	CASINO SECURITY OFFICER
62	1610	10548	8.93	7/24/2005	CASINO SECURITY OFFICER
62	1610	10680	8.32	12/16/2005	CASINO SECURITY OFFICER
62	1610	13555	8.16	2/03/2006	CASINO SECURITY OFFICER
62	1610	11065	8.24	3/14/2006	CASINO SECURITY OFFICER
62	1610	13549	8.24	3/17/2006	CASINO SECURITY OFFICER
62	1610	11199	8.24	3/21/2006	CASINO SECURITY OFFICER
62	1610	11158	8.24	4/19/2006	CASINO SECURITY OFFICER
62	1610	11082	8.16	9/23/2006	CASINO SECURITY OFFICER
62	1610	10092	8.24	9/29/2006	CASINO SECURITY OFFICER
62	1610	11145	8.16	10/6/2006	CASINO SECURITY OFFICER
62	1610	14593	8	1/26/2007	CASINO SECURITY OFFICER
62	1610	16250	8	6/01/2007	CASINO SECURITY OFFICER
62	1610	16841	8	7/15/2007	CASINO SECURITY OFFICER
62	1610	17164	8	8/10/2007	CASINO SECURITY OFFICER
62	1610	17192	8	8/18/2007	CASINO SECURITY OFFICER
62	1610	32769	7.52	9/21/2007	CASINO SECURITY OFFICER
62	100	10522	14.85	11/1/1993	CASINO SLOT FLOOR PERSON
62	100	10741	15.16	11/1/1993	CASINO SLOT FLOOR PERSON
62	100	13421	10.99	6/09/1995	CASINO SLOT FLOOR PERSON
62	100	10717	11.78	6/21/1995	CASINO SLOT FLOOR PERSON
62	100	11150	9.33	12/14/1998	CASINO SLOT FLOOR PERSON
62	100	10934	9.12	3/18/2002	CASINO SLOT FLOOR PERSON
62	100	10752	10.5	4/13/2004	CASINO SLOT FLOOR PERSON
62	100	11062	8.36	12/24/2004	CASINO SLOT FLOOR PERSON
62	100	13466	8.32	2/22/2005	CASINO SLOT FLOOR PERSON
62	100	14881	8	2/23/2007	CASINO SLOT FLOOR PERSON
62	100	14883	8	2/23/2007	CASINO SLOT FLOOR PERSON
62	100	14835	8	2/26/2007	CASINO SLOT FLOOR PERSON
62	100	11539	14	8/21/2004	CASINO SLOT LEAD MECH
62	100	14655	28.85	2/09/2007	CASINO SLOT MANAGER
62	100	11457	11.7	5/16/1997	CASINO SLOT MECH
62	100	13568	11.59	4/14/2003	CASINO SLOT MECH
62	100	13524	10.71	11/13/2004	CASINO SLOT MECH

62	100	14370	11.03	6/03/2005	CASINO SLOT MECH
62	100	16125	10.5	5/26/2007	CASINO SLOT MECH
62	100	32878	13.5	9/29/2007	CASINO SLOT MECH
62	100	33186	11.5	11/2/2007	CASINO SLOT MECH
62	100	11054	20.4	11/1/1993	CASINO SLOT SHIFT MGR
62	100	13407	19.81	4/23/2001	CASINO SLOT SHIFT MGR
62	100	10592	19.8	11/8/1993	CASINO SLOT SHIFT SUPER
62	100	10428	21.63	8/08/1994	CASINO SLOT SHIFT SUPER
62	100	11841	10.24	11/30/1999	CASINO SLOT SHIFT SUPER
62	100	13378	13	3/27/2000	CASINO SLOT SHIFT SUPER
62	600	10774	16.82	7/21/2003	CASINO STAGE TECH
62	1360	13418	8.1	3/27/1997	CASINO UTILITY H/S
62	1360	10710	9.95	3/09/1998	CASINO UTILITY H/S
62	1360	11045	7.87	3/22/1999	CASINO UTILITY H/S
62	1360	10663	10.2	4/19/1999	CASINO UTILITY H/S
62	1360	13380	8.45	4/24/2000	CASINO UTILITY H/S
62	1360	13581	9.02	6/09/2003	CASINO UTILITY H/S
62	1360	10579	7.65	6/27/2004	CASINO UTILITY H/S
62	1360	13432	8.25	1/11/2006	CASINO UTILITY H/S
62	1360	11819	8.46	4/12/2006	CASINO UTILITY H/S
62	1360	10398	7.46	8/04/2006	CASINO UTILITY H/S
62	1360	10667	8.24	10/13/2006	CASINO UTILITY H/S
62	1360	14795	8	2/09/2007	CASINO UTILITY H/S
62	1360	15572	9.25	4/20/2007	CASINO UTILITY H/S
62	1360	15573	9.25	4/20/2007	CASINO UTILITY H/S
62	1360	16378	7.25	6/08/2007	CASINO UTILITY H/S
62	1360	16735	7.25	7/06/2007	CASINO UTILITY H/S
62	1360	17193	7.25	8/21/2007	CASINO UTILITY H/S
62	1360	17330	7.25	8/31/2007	CASINO UTILITY H/S
62	1360	17369	7.25	9/07/2007	CASINO UTILITY H/S
62	1360	17370	7.25	9/07/2007	CASINO UTILITY H/S
62	1360	32655	7.25	9/07/2007	CASINO UTILITY H/S
62	1360	32657	7.25	9/14/2007	CASINO UTILITY H/S
62	1360	32685	7.25	9/14/2007	CASINO UTILITY H/S
62	1360	32686	7.25	9/14/2007	CASINO UTILITY H/S
62	1360	33110	7.25	10/26/2007	CASINO UTILITY H/S
62	1360	33184	7.25	11/3/2007	CASINO UTILITY H/S
62	185	11327	13.36	7/29/2002	CASINO VIP HOST HOURLY
62	185	10593	12.23	11/17/2003	CASINO VIP HOST HOURLY
62	185	10622	12.75	4/15/2002	CASINO VIP HOST SALARY
62	1500	12240	43.26	3/13/2006	CFO
62	301	10210	24.03	10/30/2006	CHEF
62	301	10718	10.82	11/8/1993	COOK
62	301	11645	10.13	11/8/1993	COOK
62	301	11504	12.89	11/20/1993	COOK
62	301	10891	11.7	2/01/1994	COOK
62	301	10778	12.02	6/15/1998	COOK
62	301	13397	8.89	3/09/2004	COOK
62	301	13487	9.23	11/16/2004	COOK
62	301	11136	10	7/02/2005	COOK

62	301	13543	9.5	7/22/2005	COOK
62	301	11153	8.24	12/5/2005	COOK
62	301	10604	8	7/28/2006	COOK
62	301	11078	8	8/01/2006	COOK
62	301	11598	8	11/28/2006	COOK
62	301	14369	8	1/11/2007	COOK
62	301	17332	7	8/31/2007	COOK
62	301	32967	8	10/17/2007	COOK
62	200	10708	11.86	11/1/1993	DESK CLERK
62	200	10742	14	11/8/1993	DESK CLERK
62	200	10709	7.75	3/22/2001	DESK CLERK
62	200	10912	9.75	5/25/2004	DESK CLERK
62	200	15919	7.5	5/10/2007	DESK CLERK
62	200	16201	8	5/30/2007	DESK CLERK
62	200	17066	8	8/07/2007	DESK CLERK
62	200	17067	8	8/07/2007	DESK CLERK
62	200	17371	7.5	9/07/2007	DESK CLERK
62	1620	11161	21.85	9/09/1998	DIR OF SURVEILLANCE
62	301	10684	7.39	6/04/2005	DISHWASHER
62	301	10803	9	6/20/2005	DISHWASHER
62	301	11493	7.67	10/20/2006	DISHWASHER
62	301	10858	7.5	11/7/2006	DISHWASHER
62	301	11421	7	12/1/2006	DISHWASHER
62	301	15729	7.25	5/01/2007	DISHWASHER
62	301	16765	7	7/05/2007	DISHWASHER
62	301	17329	6.5	8/31/2007	DISHWASHER
62	170	10897	11.2	5/04/1998	HARD COUNT
62	170	11101	10.42	10/25/1998	HARD COUNT
62	170	10817	17.01	12/1/1993	HARD COUNT SUPERVISOR
62	200	10876	12.54	11/1/1993	HEAD HSKPR
62	301	11026	7.65	8/05/2005	HOST/HOSTESS
62	301	13448	7.21	9/05/2006	HOST/HOSTESS
62	301	32658	7	9/14/2007	HOST/HOSTESS
62	200	10715	25.48	9/09/2003	HOTEL GENERAL MANAGER
62	200	14373	10	7/31/2006	HOTEL MAINTENANCE
62	200	11428	10.3	10/16/2006	HOTEL MAINTENANCE
62	200	10786	11	12/3/2006	HOTEL MAINTENANCE
62	200	11027	11	12/18/2006	HOTEL MAINTENANCE
62	215	10818	10.03	2/04/2002	HOTEL PARK/VALET
62	215	10790	8.24	5/14/2004	HOTEL PARK/VALET
62	215	10695	5.97	10/3/2006	HOTEL PARK/VALET
62	215	14505	5.85	1/19/2007	HOTEL PARK/VALET
62	215	14794	5.85	2/10/2007	HOTEL PARK/VALET
62	215	17335	5.85	8/31/2007	HOTEL PARK/VALET
62	215	32870	5.85	10/1/2007	HOTEL PARK/VALET
62	200	10744	19.81	11/10/1993	HOTEL SALARY CHIEF ENGINEER
62	170	13070	10.81	12/24/2005	HOURLY CAGE MAIN BANK
62	200	11149	9.74	2/08/1999	HOUSEKPR
62	200	14371	9	8/12/2005	HOUSEKPR

62	200	11126	8	10/13/2006	HOUSEKPR
62	200	15174	6	3/16/2007	HOUSEKPR
62	200	16128	6	5/30/2007	HOUSEKPR
62	200	17063	7	8/03/2007	HOUSEKPR
62	200	17333	6	9/02/2007	HOUSEKPR
62	200	33111	6	10/30/2007	HOUSEKPR
62	200	33187	6	11/2/2007	HOUSEKPR
62	200	33189	6	11/2/2007	HOUSEKPR
62	200	33191	6	11/2/2007	HOUSEKPR
62	1500	10459	15.58	11/8/1993	HRLY PERSONNEL SPEC
62	1500	13403	10	8/07/2006	HRLY PERSONNEL SPEC
62	1360	10614	15	11/1/1993	MAINTENANCE HELPER
62	1360	10738	12.5	11/14/2005	MAINTENANCE HELPER
62	1360	15238	12	3/09/2007	MAINTENANCE HELPER
62	1360	16820	15	7/16/2007	MAINTENANCE HELPER
62	1150	10734	17.3	10/11/1999	MARKETING ASST
62	1150	12484	14.18	5/10/2004	MARKETING ASST
62	1150	10222	28.84	5/08/2000	MARKETING MANAGER
62	200	10675	10	12/12/2006	NIGHT AUDITOR
62	200	14260	10	12/19/2006	NIGHT AUDITO
62	301	10626	10.21	11/8/1993	PANTRY
62	301	11061	9.59	11/8/1993	PANTRY
62	301	13510	9.92	8/17/1998	PANTRY
62	301	10977	8.94	6/04/2001	PANTRY
62	301	11751	7.18	12/9/2005	PANTRY
62	301	10768	8.24	3/03/2006	PANTRY
62	301	11036	7.1	4/14/2006	PANTRY
62	120	13505	9.02	11/5/2005	PIT CLERK
62	120	15726	8.5	4/27/2007	PIT CLERK
62	160	10616	5.67	4/27/1998	POKER ROOM DEALER
62	160	13535	5.25	7/16/2001	POKER ROOM DEALER
62	160	12005	5.74	4/15/2002	POKER ROOM DEALER
62	160	13576	5.91	10/25/2004	POKER ROOM DEALER
62	160	10762	5.25	11/12/2005	POKER ROOM DEALER
62	160	13492	5.4	3/31/2006	POKER ROOM DEALER
62	160	10999	5.4	10/29/2006	POKER ROOM DEALER
62	160	16843	5.25	7/13/2007	POKER ROOM DEALER
62	160	17334	5.25	8/31/2007	POKER ROOM DEALER
62	160	32753	5.25	9/21/2007	POKER ROOM DEALER
62	160	10706	18.75	11/13/1993	POKER ROOM SUPER
62	160	13470	17.51	11/13/1993	POKER ROOM SUPER
62	160	13445	15.3	4/26/1999	POKER ROOM SUPER
62	160	10767	22	2/21/2004	POKER ROOM SUPER
62	160	12156	19.1	8/29/2004	POKER ROOM SUPER
62	160	16314	17	6/08/2007	POKER ROOM SUPER
62	185	10835	13.87	10/1/2001	PREM PLAYER SUPERVISOR
62	301	11104	10.03	8/15/1997	REST. SRVR AM
62	301	10618	8.11	11/3/1997	REST. SRVR AM
62	301	11116	7.24	6/12/2000	REST. SRVR AM
62	301	10830	5.95	8/17/2004	REST. SRVR AM

62	301	11133	7.18	2/26/2005	REST. SRVR AM
62	301	10917	6.91	3/11/2005	REST. SRVR AM
62	301	11015	5.57	9/09/2005	REST. SRVR AM
62	301	10784	6.4	10/29/2005	REST. SRVR AM
62	301	11453	5.61	6/09/2006	REST. SRVR AM
62	301	17343	5.15	8/24/2007	REST. SRVR AM
62	301	32652	7	9/07/2007	REST. SRVR AM
62	301	11348	14.49	10/27/1993	REST. SUPER
62	301	13480	11.33	8/23/1996	REST. SUPER
62	200	11034	10.15	1/24/1997	RM INSPEC
62	170	10462	22.77	12/2/2002	SALARY CAGE MAIN BANK MGR
62	170	11063	14.71	10/1/2004	SALARY CAGE MAIN BANK MGR
62	170	15953	11.77	5/20/2007	SALARY CAGE SHIFT SUPER
62	200	13570	12	1/13/2003	SALARY HOTEL BOOKPR
62	1610	12443	21.63	10/25/1993	SALARY SECURITY SUPER
62	1610	10671	17.15	11/19/1993	SALARY SECURITY SUPER
62	1610	16697	14.42	6/29/2007	SALARY SECURITY SUPER
62	100	15731	8.5	4/27/2007	SLOT CLUB REP
62	100	16997	21.78	7/27/2007	SLOT TECH MANAGER
62	170	16536	11	6/23/2007	SOFT COUNT
62	170	17100	8.5	8/04/2007	SOFT COUNT
62	170	17163	8.5	8/13/2007	SOFT COUNT
62	170	32869	8.5	9/29/2007	SOFT COUNT
62	170	11067	14.18	9/23/1994	SOFT COUNTSUPERVISOR
62	301	10476	17.86	3/22/2004	SOUS CHEF
62	301	33192	14	1/10/2007	SOUS CHEF
62	170	13472	10.71	9/09/2005	SR CREDIT CLERK
62	1620	10514	12.4	7/19/1999	SURVEILLANCE SUPER
62	1620	10420	10.5	5/16/2006	SURVEILLANCE SUPER
62	1620	14501	10.5	1/20/2007	SURVEILLANCE SUPER
62	1620	16730	10.2	7/06/2007	SURVEILLANCE SUPER
62	1620	33116	11.5	10/27/2007	SURVEILLANCE SUPER
62	1620	10465	17.35	7/21/1995	SURVEILLANCE SUPERVISOR
62	1620	11543	14.9	2/23/1996	SURVEILLANCE SUPERVISOR
62	1620	10788	13.9	8/19/2004	SURVEILLANCE SUPERVISOR
62	300	10572	17.16	8/17/1998	WAREHOUSE SUPER

Total 376 Active Employees

EXHIBIT L
FCC License(s)

1)	Federal Communications Commission Wireless Communications Bureau Radio Station Authorization, FCC Registration Number 002132612 issued May 4, 2005

EXHIBIT M
Corps of Engineers Permit(s)

None.

EXHIBIT N
Buyer’s Principal Information Statement
Buyer’s Financial Statement and Certificate

Robert B. Sturges, Chief Executive Officer

Jim Kohn, Chief Financial Officer

John Arnesen, President and Chief Operating Officer

EXHIBIT O
Escrow Agreement

ESCROW AGREEMENT

Dated:

File No.:

Brief Description of Property: ___________________________________________________
____________________________________________________________________________
________________________________________________________________ between
Columbia Properties Vicksburg, LLC (“Seller”) and Nevada Gold Vicksburg, LLC
(“Buyer”), and Chicago Title Insurance Company (“Escrow Agent”).

1.	Amount of Escrow Deposit: $
  Escrow Agent hereby acknowledges receipt of the Escrow Deposit.

2.	The Escrow Deposit is to be deposited into:

  a non-interest bearing account

  an interest bearing account. (Please note that an additional service fee is charged for opening an interest bearing account. See Paragraph 2 of the General Conditions listed below.)

3.	If an interest bearing account is to be opened, the Escrow Deposit shall be invested in:

  a money market fund

  certificate of deposit

  ________________________________

3.1. If an interest bearing account is to be opened, the account will be opened at ______________________________. (Note: If a place of deposit is not identified, Escrow Agent will designate the depository institution.)

3.2. If an interest bearing account is opened, the interest earned should be reported by the depository institution to the Internal Revenue Service as follows:

Taxpayer name: __________________________________________

Taxpayer address: _______________________________________

_______________________________________

Taxpayer I.D. No.: _____________________________________

For an individual, birth date is required: _____________

4.
Distribution of the Escrow Fund (the “Escrow Fund” is comprised of the Escrow Deposit and interest, if any, accrued thereon): Seller and Buyer agree that Escrow Agent shall distribute the Escrow Fund as follows:

_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

General Conditions

1.	Interest: Seller and Buyer agree that any interest earned shall become part of the Escrow Fund and shall be subject to the terms and conditions of this Escrow Agreement.

2.
Service Fee: Seller agrees to pay a service fee of $100.00 to Escrow Agent at the time this Escrow Agreement is executed. In the event that an interest bearing account is to be opened, an additional service fee of $100.00 shall be paid by Seller to Escrow Agent at the time this agreement is executed.

3.
Maintenance Fee: If the Escrow Fund is not fully distributed within 12 months, Escrow Agent shall charge an annual maintenance fee of $100.00. The annual maintenance fee will be deducted by Escrow Agent from the Escrow Fund.

4.
Commingling: If the Escrow Deposit is to be placed in a non-interest bearing account, Escrow Agent may commingle the Escrow Deposit with escrow funds of others, and may deposit such funds without limitation in its custodial or escrow accounts with any reputable bank, savings association or other financial services entity.

5.	Escheat: The Escrow Fund shall be subject to the provisions of applicable state law pertaining to unclaimed property.

6.
Loss of Funds: In the event that the Escrow Deposit has been invested in an interest bearing account, Escrow Agent will not be liable for any loss or impairment of the Escrow Fund if the loss or impairment results from the failure, insolvency or suspension of the depository institution.

7.
Liability of Escrow Agent: Escrow Agent shall not be liable for, and Seller and Buyer expressly release Escrow Agent from liability arising out of, any act, omission or other matter or thing arising hereunder, except for Escrow Agent’s willful misconduct or gross negligence. Seller and Buyer, jointly and severally, agree to indemnify and hold Escrow Agent harmless from and against any and all costs, claims or damages, howsoever occasioned, that may be incurred by or asserted against it arising out of or in connection with the Escrow Agreement or Escrow Agent’s action or failure to act hereunder, including without limitation, costs and expenses (including attorneys’ fees) of depositing the Escrow Fund in court or defending itself hereunder, except for Escrow Agent’s willful misconduct or gross negligence.

8.
Duties of Escrow Agent: Escrow Agent undertakes to perform only such duties as are expressly set forth herein, being purely ministerial in nature. Escrow Agent shall have no responsibility for determining the due authorization, execution and delivery of any notice or other document delivered to Escrow Agent pursuant to this Agreement or the genuineness of the signatures thereon. Escrow Agent may rely and shall be protected in acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed by the proper parties. Escrow Agent may rely on instructions in writing sent to Escrow Agent by facsimile transmission.

9.	Notices: All notices, instructions and other communications hereunder shall be deemed to be sufficiently given if in writing and sent to:

Seller:	_________________________________________________

_________________________________________________

_________________________________________________

Buyer:	_________________________________________________

_________________________________________________

_________________________________________________

Escrow Agent: Chicago Title Insurance Company
Attn: _________________
Two Gateway Center - 630 Stanwix Street - 19th Floor
Pittsburgh PA 15222-1402

10.	Governing Law: This Escrow Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

In witness whereof, the parties have executed this Escrow Agreement as of the date first written above.

Seller
___________________________________

Buyer
___________________________________

Escrow Agent
___________________________________

EXHIBIT P-1
System Marks
1)	Horizon Casino

EXHIBIT P-2
Licensed Marks

1.	Horizon Casino

EXHIBIT Q
Purpose of Marks

Operation of hotel and casino.

EXHIBIT R
Excluded Software
None.

EXHIBIT S
Historic Operating Agreements
See 2003-2006 Audited Financial Statements and 2007 Un-Audited Financial Statements (through August 31, 2007) posted in data room

EXHIBIT T
Reserved.

EXHIBIT U
Special Warranty Deed

Prepared by:

To the Chancery Clerk of Warren County, Mississippi:
The real property described herein is situated in the SW Quarter of Section 19, Township 16N, Range 3E of Warren County, Mississippi.

SPECIAL WARRANTY DEED

Columbia Properties Vicksburg, LLC, a Mississippi limited liability company, (“Grantor”), whose address is c/o Columbia Sussex Corporation, 740 Centre View Boulevard, Crestview Hills, Kentucky 41017 for the consideration of TEN AND NO/100THS DOLLARS ($10.00), in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged hereby sells, conveys and warrants specially to Nevada Gold Vicksburg, LLC, a ________ limited liability company, whose address is c/o Nevada Gold & Casinos, Inc., 3040 Post Oak Blvd., Suite 675, Houston, TX 77056 the following:

All that property (the “Property”) as more fully
described on Exhibit A attached hereto and
incorporated herein by this reference, County
of Warren, State of Mississippi

with all its appurtenances, together with all of Grantor’s right, title and interest in and to all rights, privileges and easements, if any, appurtenant thereto, and warrants title to the same against all persons claiming by, through or under Grantor, subject to those matters of record on the date hereof.

Signed this _______ day of _______________, 2007.

COLUMBIA PROPERTIES
VICKSBURG, LLC

By:_____________________________
William J. Yung, III, President

EXHIBIT V-1
Excluded Personal Property

None.

EXHIBIT V-2
Bill of Sale Personal Property
BILL OF SALE

By this instrument, for good and valuable consideration, the receipt of which is hereby acknowledged, COLUMBIA PROPERTIES VICKSBURG, LLC, a Mississippi limited liability company (the “Seller”), does hereby grant, sell, transfer and deliver to NEVADA GOLD VICKSBURG, LLC, a Nevada limited liability company (the “Buyer”) the personal property described on Exhibit “A” attached hereto and made a part hereof (the “Property”). Seller warrants that Seller holds title to the Property, and that the grant, sale and transfer of the Property is made, free and clear of liens, encumbrances, security interests, charges and superior rights of ownership other than: (1) any liens or mortgages assumed or entered into by Buyer; or (2) any personal property or other taxes not yet delinquent. THIS GRANT, SALE AND TRANSFER IS OTHERWISE AS-IS, WHERE-IS, AND WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Dated this ____ day of ___________, 2007.

COLUMBIA PROPERTIES VICKSBURG, LLC

By:
William J. Yung, III, Manager

EXHIBIT W
Assignment and Assumption of Operating Agreements/Lease

ASSIGNMENT OF OPERATING AGREEMENTS

THIS ASSIGNMENT OF OPERATING AGREEMENTS (the “Assignment”) is made this ____ day of ______________, 2007 by and between COLUMBIA PROPERTIES VICKSBURG, LLC, a Mississippi limited liability company (the “Assignor”) and NEVADA GOLD VICKSBURG, LLC, a Mississippi limited liability company (the “Assignee”).

WHEREAS, Assignor and Assignee have entered into a certain Agreement of Sale dated as of _______________, assigned to Assignee (the “Agreement”) pursuant to which Assignor has agreed to sell, convey, transfer and assign to Assignee, and Assignee has agreed to purchase and acquire from Assignor all of Assignor’s right, title and interest in and to the Property. All capitalized terms not herein defined have the meaning assigned to them in the Agreement.

WHEREAS, Assignor is also a party to the agreements (the “Operating Agreements”) set forth in Schedule 1 attached hereto and incorporated herein by this reference.

WHEREAS, in accordance with the terms of the Agreement, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in, to and under the Operating Agreement and Assignee desires to accept the same and to assume Assignor’s obligations thereunder.

WHEREAS, Assignee has obtained, where necessary, the consents to the assignment of the Operating Agreements to Assignee from the other parties to the Operating Agreements and such other parties have released Assignor from any and all further liability under any or all of the Operating Agreements. (Attached hereto as Schedule 2 and incorporated herein by this reference are copies of the consents and releases obtained by Assignee for the benefit of Assignor).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, understandings, undertakings and representation hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby covenant and agree that the recitals set forth above are true and accurate, and further covenant and agree as follows:

1. Assignment of Operating Agreements and Assumption of Liabilities. Assignor does hereby grant, convey and assign to Assignee all of Assignor’s right, title and interest in, to and under the Operating Agreements with respect to periods after the date hereof and Assignee hereby accepts same. Assignee does hereby assume all of the obligations and liabilities of Assignor under the Operating Agreements arising after the date hereof (the “Assumed Duties”) and Assignee shall become bound by and perform each and every term of the Operating Agreements accruing after the date hereof as if the Operating Agreements had been made, executed and delivered by Assignee. Assignor warrants that, as of the date hereof: (i) it is a party to the assigned Operating Agreements; and (ii) the assigned Operating Agreements are not collaterally assigned by Assignor to any lender as security.

2. Governing Law/Construction. This Assignment shall be governed by the laws of the State of Mississippi.

3. Binding on Successors. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

4. Headings. The subject headings or captions of the paragraphs of this Assignment are included only for purposes of convenience and shall not affect the construction or interpretation of any provisions contained herein.

5. Counterparts. This Assignment may be executed at different times and in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instant.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on the day and year first set forth above.

ASSIGNOR: COLUMBIA PROPERTIES VICKSBURG, LLC, a Mississippi limited liability company By:_____________________________ William J. Yung, III, Manager	ASSIGNEE: NEVADA GOLD VICKSBURG, LLC, a Nevada limited liability company By:____________________________ Name:__________________________ Title:___________________________

EXHIBIT X
Assignment and Assumption of Reservations and Frequent Player Awards

ASSIGNMENT OF RESERVATIONS, PROMOTIONAL LIABILITIES
AND FREQUENT PLAYER AWARDS

THIS ASSIGNMENT OF RESERVATIONS, PROMOTIONAL LIABILITIES AND FREQUENT PLAYER AWARDS (the “Assignment”) is made this _______ day of ______________, 2007 by and between COLUMBIA PROPERTIES VICKSBURG, LLC, a Mississippi limited liability company (“Assignor”) and NEVADA GOLD VICKSBURG, LLC, a Nevada limited liability company (the “Assignee”).

RECITALS

WHEREAS, Assignor and Assignee have entered a certain Agreement of Sale dated as of _____________________, assigned to Assignee (the “Agreement”) pursuant to which Assignor has agreed to sell, convey, transfer and assign to Assignee, and Assignee has agreed to purchase and acquire from Assignor all of Assignor’s right, title and interest in and to the Property. All capitalized terms not herein defined have the meaning assigned to them in the Agreement.

WHEREAS, Assignor (i) has entered into various reservations for its hotel, gaming and banquet operations; (ii) has issued various promotional coupons promoting its hotel, casino, beverage and food operations; and (iii) has issued cash-back rewards to frequent customers (collectively the “Reservations and Promotions”) as set forth in Schedule 1 attached hereto and incorporated herein by this reference.

WHEREAS, in accordance with the terms of the Agreement, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in, to and under the Reservations and Promotions and Assignee desires to accept the same and to assume Assignor’s obligations thereunder.

NOW, THERFORE, in consideration of the foregoing and the mutual covenants, understandings, undertakings and representation hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor. and Assignee hereby covenant and agree that the recitals set forth above are true and accurate, and further covenant and agree as follows:

6. Assignment of Reservations and Promotions and Assumption of Liabilities. Assignor does hereby grant, convey and assign to Assignee all of Assignor’s right, title and interest in, to and under the Reservations and Promotions and Assignee hereby accepts same. Assignee does hereby assume all of the obligations and liabilities of Assignor under the Reservations and Promotions arising before or after the date hereof (the “Assumed Duties”) and Assignee shall become bound by and perform each and every term of the Reservations and Promotions arising before or after the date hereof as if the Reservations and Promotions had been made, executed and delivered by Assignee. Assignor warrants that, as of the date hereof: (i) it is a party to the assigned Reservations and Promotions; and (ii) the assigned Reservations and Promotions are not collaterally assigned by Assignor to any lender as security.

7. Governing Law/Construction. This Assignment shall be governed by the laws of the State of Mississippi.

8. Binding on Successors. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9. Headings. The subject headings or captions of the paragraphs of this Assignment are included only for the purposes of convenience and shall not affect the construction or interpretation of any provisions contained herein.

10. Counterparts. This Assignment may be executed at different times and in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instant.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on the day and year first set forth above.

ASSIGNOR: COLUMBIA PROPERTIES VICKSBURG, LLC, a Mississippi limited liability company By:_____________________________ William J. Yung, III, Manager	ASSIGNEE: NEVADA GOLD VICKSBURG, LLC, a Mississippi limited liability company By:____________________________ Name:__________________________ Title:___________________________

EXHIBIT Y
Assignment and Assumption of Master Agreement and Release/Replacement Guaranty

ASSIGNMENT AND ASSUMPTION OF MASTER AGREEMENT OF
PURCHASE AND SALE AND RELEASE

This Assignment and Assumption of Master Purchase and Sale Agreement and Release is made by and among the City of Vicksburg, Mississippi (“City”), Columbia Properties of Vicksburg, LLC, a Mississippi limited liability company (“Columbia Properties”) Nevada Gold Vicksburg, LLC, a Mississippi limited liability company (“NG”).

Statement of Fact

ARTICLE XVI.City is the seller of certain real property, and holder of rights therein pursuant to that certain Amended and Restated Master Purchase and Sale Agreement between the City and Columbia Properties dated October 24, 2003, as amended by a First Amendment to Amended and Restated Master Purchase and Sale Agreement dated November __, 2007 (the “Master Agreement”).

ARTICLE XVII.Columbia Properties and NG are parties to an Agreement of Sale dated ____________, 2007 (the “Purchase Agreement”) pursuant to which NG agreed to purchase Vicksburg Hotel & Casino (the “Casino”). The Purchase Agreement contemplates the assignment and assumption of the Master Agreement, and the release of Columbia Properties and Columbia Sussex Corporation, a Kentucky corporation (“CSC”) from liability under the Master Agreement.

ARTICLE XVIII.City is willing to accept the assumption of the Master Agreement by Columbia Properties and guaranty of the Master Agreement by NG and to release Columbia Properties and CSC from liability under the Master Agreement.

Agreement

For $1.00 and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree, effective upon the recording of a deed conveying the Casino from Columbia Properties to NG and (the “Effective Date”) as follows:
ARTICLE XIX.Columbia Properties assigns all of its right, title and interest in and to the Master Agreement to NG.

ARTICLE XX.City recognizes NG as Buyer under the Master Agreement intending to effect a novation of NG for Columbia Properties thereunder.

3. NG assumes and agrees to perform each and every obligation of Columbia Properties under the Master Agreement for the City.

ARTICLE XXI.4. City absolutely and unconditionally releases Columbia Properties and CSC from liability under or with respect to the Master Agreement.

ARTICLE XXII.Article 24.09 of the Master Agreement is amended to reflect the following notice address for NG:

ARTICLE XXIII.__________________________

ARTICLE XXIV.__________________________

Neither City, nor any person examining title to the Property, need inquire into the Purchase Agreement, and each shall be entitled to rely upon the recording of a deed conveying the Casino from Columbia Properties to NG to conclusively establish the Effective Date. This agreement may be recorded in the Official Records of Warren County, Mississippi only following the Effective Date. Any recording of this agreement in such Records prior to the Effective Date shall render this agreement void ab initio at the election of any party other than the party who cause such recording.
ARTICLE XXV.Executed by each party on the date indicated below.

CITY:
CITY OF VICKSBURG, MISSISSIPPI

By:	________________________
Lawrence E. Leyens, Mayor
Date:	________________________, 2008

NG:
NEVADA GOLD VICKSBURG, LLC

By:	________________________
Its:	________________________
Date:	________________________, 2008

COLUMBIA PROPERTIES:
COLUMBIA PROPERTIES VICKSBURG, LLC

By:	________________________
William J. Yung, III, President
Date:	_______________________, 2008

CSC:
COLUMBIA SUSSEX CORPORATION

By:	________________________
William J. Yung, III, President
Date:	_______________________, 2008

EXHIBIT Z
Non-Foreign Affidavit

FIRPTA AFFIDAVIT

STATE OF KENTUCKY  )
                                              ) SS:
COUNTY OF KENTON   )

The Affiant, William J. Yung, III, Manager of Columbia Properties Vicksburg, LLC a Mississippi limited liability company, (the “Company”) whose address is 740 Centre View Boulevard, Crestview Hills, KY 41017 being first duly cautioned and sworn, deposes and says that to Affiant's knowledge:

1. That the Company is the owner of the Vicksburg Horizon Casino and Hotel located at 1310 Mulberry Street, Vicksburg, MS 39180 (the "Property").

2. That the Company is not a foreign company, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Internal Revenue Code and Income Tax Regulations. The Company’s tax identification number is 38-3680199. It is understood that this information may be disclosed to the Internal Revenue Service.

Affiant:
COLUMBIA PROPERTIES VICKSBURG, LLC,
a Mississippi limited liability company

By:______________________________________
William J. Yung, III, Manager

Sworn to and subscribed before me this _ day of _________________, 2007.

____________________________________
Notary Public
My commission expires:_______________________________

EXHIBIT AA
Reserved.

EXHIBIT BB
FCC License Assignment

BILL OF SALE
AND
ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Bill of Sale”) is made this _____ day of ________________, 2007 by and between COLUMBIA PROPERTIES VICKSBURG, LLC, a Mississippi limited liability company (the “Seller”), and NEVADA GOLD VICKSBURG, LLC, a Mississippi limited liability company (the “Buyer”).

RECITALS

WHEREAS, Seller and Buyer have entered into a certain Agreement of Sale dated as of __________________, 2007, assigned to Buyer (the “Agreement”), pursuant to which Seller has agreed to sell, convey, transfer and assign to Buyer, and Buyer has agreed to purchase and acquire from Seller, all of Seller’s right, title and interest in and to the Property, including the FCC License listed on Exhibit A hereto (“FCC License”). All capitalized terms not herein defined have the meaning assigned to them in the Agreement.

WHEREAS, in accordance with the terms of the Agreement, Buyer has agreed to assume all liabilities and obligations under the FCC License.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, understandings, undertakings and representation hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby covenant and agree that the recitals set forth above are true and accurate, and further covenant and agree as follows:

11. Sale and Assignment of FCC License. Seller hereby irrevocably and unconditionally grants, sells, conveys, assigns, transfers, delivers, sets over to and vests in Buyer, its successors and assigns, all of Seller’s right, title and interest, legal and equitable in, to and under the FCC License.

12. Assumption of Rights and Liabilities. Buyer hereby accepts all of the right, title and interest of Seller in, to and under the FCC License. Buyer hereby assumes and agrees to discharge or perform, as appropriate, all obligations under, and pursuant to the terms of the FCC License.

13. Third Party Notice. Nothing in this Bill of Sale shall be construed as an attempt or an agreement to assign or cause the assignment of any license or agreement which is nonassignable without the consent of, or notice to, the other party or parties thereto or any regulatory agency unless and until such consent or notice, as the case may be, shall have been given. Buyer hereby agrees and acknowledges that it is the responsibility of Buyer to advise the FCC of the assignment of the FCC License described herein and to perform all acts necessary to assign, secure consent to the assignment of, register and maintain the FCC License in good standing with the FCC.

14. Governing Law/Construction. This Bill of Sale shall be governed by the laws of the State of Mississippi.

15. Binding on Successors. This Bill of Sale shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

16. Headings. The subject headings or caption of the paragraphs of this Bill of Sale are included only for the purposes of convenience and shall not affect the construction or interpretation of any provisions contained herein.

17. Counterparts. This Bill of Sale may be executed at different times and in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instant.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, Seller and Buyer have executed this Bill of Sale on the day and year first set forth above.

SELLER: COLUMBIA PROPERTIES VICKSBURG, LLC, a Mississippi limited liability company By:_____________________________ William J. Yung, III, Manager	BUYER: NEVADA GOLD VICKSBURG, LLC, a Nevada limited liability company By:____________________________ Name:__________________________ Title:___________________________

EXHIBIT A

FCC LICENSE

EXHIBIT CC

Reserved.

EXHIBIT DD
Assignment and Assumption of Agreement and Release

ASSIGNMENT AND ASSUMPTION OF AGREEMENT AND RELEASE

THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENT AND RELEASE is made this _____ day of ______________, 2007 by and among THE KANSAS CITY SOUTHERN RAILWAY COMPANY, as successor in interest to MidSouth Rail Corporation (“Railroad”), COLUMBIA PROPERTIES VICKSBURG, LLC, a Mississippi limited liability company (“Columbia Properties”), and NEVADA GOLD VICKSBURG, LLC, a Mississippi limited liability company (“Nevada”).

Statement of Fact

1. Railroad and Horizon Casino and Hotel are parties to a certain agreement dated June 21, 1993 whereby the Railroad granted Columbia Properties’ predecessor-in-interest the right to construct and maintain improvements in Air Space, as therein defined and to a Pipeline Crossing Contract dated October 22, 2003, whereby the Railroad granted Columbia Properties’ predecessor-in-interest a license to maintain, operate, and use certain utilities below the surface (the “Agreements”).

2. Columbia Properties and Nevada are parties to an Agreement of Sale dated ________________ (the “Purchase Agreement”) pursuant to which Columbia Properties purchased Horizon Casino and Hotel (the “Casino”). The Purchase Agreement contemplates the assignment and assumption of the Agreements and the release of Columbia Properties from liability under the Agreements.

3. Railroad is willing to accept the assumption and guaranty of the Master Agreement by __________ and to release __________from liability under the Agreements.

Agreement

For $1.00 and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree, effective upon the recording of a deed conveying the Casino from Columbia Properties to Nevada (the “Effective Date”) as follows:

4. Columbia Properties assigns all of its right, title and interest in and to the Agreement to Nevada. Nevada and Railroad agree that the payments due under the Agreements have been paid. Nevada Gold Vicksburg, LLC is liable for the performance.

5. Railroad recognizes Nevada as successor to Horizon Casino and Hotel under the Agreements intending to effect a novation of Columbia Properties for __________ thereunder.

6. Nevada assumes and agrees to perform each and every obligation of ____________ under the Agreements for the Railroad.

7. Railroad absolutely and unconditionally releases Columbia Properties from liability under or with respect to the Agreements.

8. To the best of Railroad’s knowledge as of the date of execution hereof:

(a)	A true and complete copy of each of the Agreements is attached hereto as Exhibit A; and

(b)	No dispute is outstanding between the parties under the Agreements.

9. The Agreements are amended to reflect the following notice address for Nevada Gold Vicksburg, LLC:

_______________________ _______________________

10. The Agreements are amended to reflect the following notice address for the Railroad:

427 West 12 Street Kansas City, Missouri 64105 Attention: Glen Ebeling
11. If the Effective Date does not occur on or before _____________, this agreement shall not be binding on Railroad. Neither Railroad, nor any person examining title to the Property, need inquire into the Purchase Agreement, and each shall be entitled to rely upon the recording of a deed conveying the Casino from Columbia Properties Vicksburg, LLC to Nevada Gold, LLC conclusively establish the Effective Date. Nevada agrees to provide Railroad with prompt written notice of the recording of such deed. This agreement may be recorded in the Official Records of Warren County, Mississippi only following the Effective Date. Any recording of this agreement in such Records prior to the Effective Date shall render this agreement void ab initio at the election of any party other than the party who caused such recording.

[Remainder of page intentionally left blank. Signature page follows.]

EXECUTED this _____ day of _________, 2007.

RAILROAD: THE KANSAS CITY SOUTHERN RAILWAY COMPANY By:_________________________________ Its:_________________________________	NEVADA: NEVADA GOLD VICKSBURG, LLC By:_________________________________ Its:_________________________________

EXHIBIT EE
Update of Warranties and Representations

CERTIFICATE CONCERNING REPRESENTATIONS AND WARRANTIES

Reference is made to that certain Agreement of Sale by and among Nevada Gold Vicksburg, LLC and Columbia Properties Vicksburg, LLC dated ______________(the “Agreement”). By the execution hereof, the undersigned certifies that all of the representations and warranties given by it in the Agreement remain true and accurate as of the date stated in the Agreement, or are modified as noted in Exhibit A hereto:

COLUMBIA PROPERTIES VICKSBURG, LLC

By:_______________________________________
William J. Yung, III, Manager

Date:_________, 2007

EXHIBIT A

There are no changes to the representations and warranties of the undersigned in the Agreement, except to add thereto the following:

EXHIBIT FF
Replacement Guaranty

REPLACEMENT GUARANTY

As an inducement to the Mayor and Aldermen of the City of Vicksburg, Mississippi to consent to Assignment of the Amended and Restated Master Agreement of Purchase and Sale between the City and Columbia Properties Vicksburg, LLC, as amended (“Agreement”) to Nevada Gold Casinos, Inc. (“NG”), the undersigned hereby unconditionally guarantees that all of NG’s obligations under the Agreement, including any amendment thereto whenever made, will be punctually paid and performed.
Upon default by NG, the undersigned will immediately make each payment and perform each obligation required of NG under the Agreement, without the City having to first proceed against NG.
The guarantor hereby irrevocably submits to the exclusive jurisdiction of the courts of the state of Mississippi in respect to any legal proceedings in connection with this Guaranty. This Guaranty shall be governed by the laws of the State of Mississippi.
Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall, to the maximum extent possible, remain effective.
IN WITNESS WHEREOF, the undersigned has signed this Guaranty as of the date of the Agreement.

Witness:	Guarantor:
Nevada Gold Casinos, Inc.
_____________________________	By:____________________________
Its:____________________________
Printed Name:____________________

.

EXHIBIT GG
Reserved.

EXHIBIT HH
Transfer of Guest Items

CERTIFICATE REGARDING GUEST SAFE DEPOSIT BOXES

The undersigned, as General Manager of Horizon Casino and Hotel certifies to Nevada Gold Vicksburg, LLC that, on this date, there are no contents in any of the safe deposit boxes at Horizon Casino and Hotel.

_______________________________
Tim Perkins, General Manager

_______________________________
Date

EXHIBIT II
Guest’s Baggage Inventory Certification

GUESTS’ BAGGAGE

INVENTORY CERTIFICATION

COLUMBIA PROPERTIES VICKSBURG, LLC, a Mississippi limited liability company (the “Seller”), and NEVADA GOLD VICKSBURG, LLC, a Mississippi limited liability company (the “Buyer”), hereby certify as follows:

1. Seller and Buyer are parties to a certain Agreement of Sale dated as of ________________, 2007 (the “Agreement”) assigned to Buyer, pursuant to which Seller agreed to sell, convey, transfer and assign to Buyer, all of Seller’s right, title and interest in the Property. All capitalized terms not defined herein have the meaning assigned to them in the Agreement.

2. Section 5.07 of the Agreement requires Buyer and Seller to make a complete inventory of (a) all baggage, suitcases, luggage, valises and trunks and other property of hotel guests checked or left in the care of Seller as of the Closing Date; and (b) the contents of the baggage storage room as of the Closing Date, but excluding all luggage or other property of guests retained by Seller as Security for unpaid accounts receivable (collectively, “Guests’ Baggage”).

Attached hereto as Exhibit “A” is a true and complete copy of the inventory of the Guests’ Baggage required to be completed by Buyer and Seller as of the Closing Date.

Dated this ________ day of _____________, 2007.

SELLER: COLUMBIA PROPERTIES VICKSBURG, LLC, a Mississippi limited liability company By:_______________________________ William J. Yung, III, Manager	BUYER: NEVADA GOLD VICKSBURG, LLC, a Mississippi limited liability company By:____________________________ Name:__________________________ Title:___________________________

EXHIBIT A

INVENTORY OF GUESTS’ BAGGAGE

EXHIBIT JJ
Seller’s Affidavit
The undersigned, _________________ being duly sworn according to law, deposes and says as follows:

1.
That Affiant is the ___________of _________________, a(n) _______ (the “Company/Corporation”), and has personal knowledge of the facts that are sworn to in this affidavit, and is fully authorized and qualified to make this affidavit.

2.
That the Company/Corporation is the owner of the real estate known as ________________________. _________, ___________ County, Mississippi as described in Exhibit "A" attached hereto by virtue of deed recorded in Official Record Book ____, Page ____ of the __________ County, Ohio Records (the "Real Estate") and as further described in that certain Chicago Title Insurance Company Commitment No. 097010-01____ (the "Commitment").

3.
There are no unpaid charges for taxes, water and/or sewer services or unpaid special assessments for items such as improvements for sidewalks, curbs, gutters, sewers, etc., not shown as existing liens in the public records. No unpaid real estate taxes or assessments affecting the Property except as shown in the Commitment.

4.
That the Articles of Organization/Incorporation are in full force and effect and no proceedings are pending for its dissolution. All licenses and franchise taxes due and payable by said Company will have been paid in full.

5.
That there are no unrecorded tenancies, leases or other occupancies on the Real Estate and that no other person has possession of or any right to possession, of the Real Estate or any interest therein, except _____________________.

6.
That there are no unrecorded easements or claims of easement; no disputes, discrepancies or encroachments affecting a setback or boundary line; and no contracts, options or rights to purchase other than in the transaction for which this affidavit is given.

7.	That there are no unrecorded judgments, liens, mortgages or other claims against the Real Estate.

Sworn to before me and subscribed in my presence this ____ day of ___________, 2007.

____________________________________
Notary Public
My commission expires:_______________________________

EXHIBIT “A”